As filed with the Securities and Exchange Commission December 13, 2012, Registration No. 333-184578.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM S-1 /A-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GEO POINT RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	8711	45-5593622
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

1306 E. Edinger Ace, #C

Santa Ana, California 92705

(714) 665-8777

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Incorp Services, Inc.

2360 Corporate Circle, Ste. 400

Henderson, Nevada 89074-7722

Telephone: (702) 866-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

Leonard W. Burningham, Esq.

455 East 500 South

Suite 205

Salt Lake City, Utah  84111

Telephone:  (801) 363-7411

NO SHARES OF REGISTRANT’S COMMON STOCK WILL BE ISSUED TO ANY HOLDER OF SHARES OF PARENT IN ANY JURISDICTION IN WHICH SUCH ISSUANCE WOULD NOT COMPLY WITH THE LAWS OF THAT JURISDICTION.

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED OFFERING TO THE PUBLIC:

 As soon as practicable after the effective date of the Registration Statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicated by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a small reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer    Accelerated filer   Non-accelerated filer    Smaller reporting company   ☒

 CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1),(2)	Amount of Registration Fee (1)
Common Stock, par value $0.001 per share	30,065,000 shares	$ -	$ -	$ 0.42
(1)

Based upon the assumption that there will be 30,065,000 shares of the registrant to be outstanding immediately prior to the declaration of effectiveness of this Registration Statement, based upon an equal amount of outstanding shares of the registrant’s parent, Geo Point Technologies, Inc., a Utah corporation, at that time, which is effecting the spin-off of the registrant to its stockholders hereunder, pro rata.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”), based on par value of the assets of the registrant as it had a stockholders’ deficit at its most recently completed fiscal quarter ended September 30, 2012.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE AN AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

SUBJECT TO COMPLETION:  Dated December __, 2012

PROSPECTUS

GEO POINT RESOURCES, INC.

30,065,000 SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE

The information in this Prospectus is not complete and may be changed.  We may not distribute the dividend of these  securities until the Registration Statement we have filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where the offer, sale or dividend is not permitted. There will not be any public market for the shares on the effective date of our Registration Statement.

30,065,000 shares of common stock, par value $0.001 per share, of Geo Point Resources, Inc., a Nevada corporation (“Geo Point Nevada” or the “Registrant” or “we,” “our,” “us” or words of similar import), are being spun-off hereby by Geo Point Technologies, Inc., a Utah corporation (“Geo Point Utah”) , pro rata, based upon a one for one ratio of the Geo Point Utah outstanding common stock, which is the only class of outstanding securities of Geo Point Utah.  Following the spin-off, these 30,065,000 shares of common stock will represent the only class and number of outstanding shares of Geo Point Nevada that will be outstanding.  No stockholder approval of the spin-off was required under applicable law.   Geo Point Nevada is currently a wholly-owned subsidiary of Geo Point Utah, into which Geo Point Utah assigned on June 13, 2012, subject to all related liabilities and certain indemnifications, all of the assets and business of its Environmental and Engineering Divisions, including a License Agreement that is believed to comprise hydrocarbon-indicating methods technology.  See the captions “The Spin-Off” (p. 15 ) and “Geo Point Nevada” (p. 20).  Geo Point Nevada will maintain all of the business, assets and liabilities that it holds immediately before the effectuation of the spin-off (and, accordingly, Geo Point Utah post-spin-off will have no business, assets or liabilities of Geo Point Nevada, and will retain and focus its efforts on its oil refining operations in Karatau, Kazakhstan).

Geo Point Nevada is an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.  See the heading “Emerging Growth Company,” p. 24.

We are furnishing this Prospectus to provide information to stockholders of Geo Point Utah who will be issued a dividend of Geo Point Nevada shares of common stock in the spin-off.  The dividend is not, and is not to be construed as, an inducement or encouragement to buy or sell any of Geo Point Utah’s securities or those of Geo Point Nevada.  The information contained in this Prospectus is believed by us to be accurate as of the date set forth on its cover page. Changes may occur after that date, and neither Geo Point Nevada nor Geo Point Utah is required to update the information, except in the normal course of public disclosure obligations and practices and except as governed by applicable law.

In reviewing this Prospectus, you should carefully consider the matters described under the caption “Risk Factors” beginning on Page 8 .

The Securities and Exchange Commission and state securities regulators have not approved or disapproved any of these securities, or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

No person is authorized to give any information not contained in the Prospectus in connection with this offering and, if given or made, such information or representation must not be relied upon as having been authorized.

UNTIL MARCH __ , 2013 (90 DAYS AFTER THE DATE HEREOF), ANY BROKER-DEALER EFFECTING TRANSACTIONS IN THE SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A CURRENT COPY OF THIS PROSPECTUS.  THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A COPY OF THIS PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO ANY UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

The Date of this Prospectus is December __, 2012.

Table of Contents

PROSPECTUS SUMMARY

5

THE OFFERING

5

RISK FACTORS

8

THE SPIN-OFF

15

DIVIDEND POLICY

18

RELATED PARTY TRANSACTIONS

19

GEO POINT NEVADA; AND RELATED GEO POINT UTAH INFORMATION, AS APPLICABLE

19

GEO POINT UTAH OVERVIEW

19

GEO POINT NEVADA

20

BUSINESS

20

PROPERTIES

26

LEGAL PROCEEDINGS

26

MARKET PRICE OF COMMON STOCK AND RELATED MATTERS

26

IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

29

EXECUTIVE COMPENSATION

31

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

32

CAPITALIZATION

33

DESCRIPTION OF CAPITAL STOCK

34

INDEMNIFICATION OF DIRECTORS AND OFFICERS

35

TRANSFER AGENT AND REGISTRAR

35

RELATIONSHIP BETWEEN GEO POINT NEVADA AND GEO POINT UTAH FOLLOWING THE SPIN-OFF

35

APPLICATION OF PROCEEDS

37

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE                                                                                                                                                                                38

ABSENCE OF PUBLIC MARKET AND DIVIDEND POLICY

38

DETERMINATION OF OFFERING PRICE

38

DILUTION

38

LEGAL MATTERS

38

INTEREST OF NAMED EXPERTS AND COUNSEL

39

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

39

WHERE YOU CAN FIND MORE INFORMATION

39

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS                                                                                                                                                                               40

FINANCIAL STATEMENTS

F-1

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Prospectus.  All references in this Prospectus to shares are as of December __ , 2012, unless otherwise specified.  Prospective investors should carefully consider the information set forth under the caption “Risk Factors,” beginning on p. 8 .

The Offering

The following is a summary of some of the information contained in this Prospectus.  In addition to this summary, Geo Point Nevada urges you to read the entire Prospectus carefully, including the risks of investing in its common stock discussed under the captions “Risk Factors” (beginning on p. 8 ), “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (beginning on p. 40 ) and Financial Statements and the notes thereto (beginning on p. F-1), which are included in this Prospectus.  As used in this Prospectus, references to “Geo Point Utah” refer to Geo Point Technologies, Inc. and references to “Geo Point Nevada” refer to “Geo Point Resources, Inc.”  These references may be repeated herein when clarity requires.  Geo Point Utah is the parent of Geo Point Nevada, which is wholly-owned by it.

Geo Point Utah (See p. 19)

Geo Point Utah is a Utah corporation with its principal executive offices located at 2319 Foothill Drive, Suite 160, Salt Lake City, Utah 84109 (Telephone: (801) 810-4662).  Geo Point Utah, through its subsidiary, GSM Oil Holdings Ltd., a limited liability company organized in Cyprus on June 2, 2009 (“GSM”), which owns Sinur Oil LLP, a limited liability company organized in Kazakhstan on January 19, 2007 (“Sinur”), is in the business of operating an oil refining facility in Karatau, Kazakhstan that is designed to process crude oil into diesel; gasoline; and mazut, a fuel oil.  Geo Point Utah also offers environmental and engineering services through Geo Point Nevada, primarily in the State of California.  Geo Point Utah has been involved in the operations currently carried on through Geo Point Nevada since that business was founded in 1997 as a “DBA” in the State of California by William C. Lachmar, the current President and sole director of Geo Point Nevada; Mr. Lachmar incorporated this business in 2002 in the State of California, and changed its domicile to the State of Utah in 2006.  GMS was acquired on October 28, 2010, and GSM had recently acquired Sinur prior to its acquisition by Geo Point Utah.

Geo Point Nevada’s Independent Auditor’s Report for the fiscal years ended March 31, 2012, and 2011, contains a “Going Concern” Qualification (See p. F-3; and the caption “Risk Factors beginning on p. 8).  Geo Point Nevada’s Independent Auditor’s Report dated October 19, 2012, issued in connection with its audited financial statements for the fiscal years ended March 31, 2012, and 2011, stated that “the Company has incurred significant losses and negative cash flows from operating activities, has negative working capital and an accumulated deficit, and is dependent on additional debt or equity financing in order to continue its operations. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern.”

Relationship between Geo Point Utah and Geo Point Nevada before the Spin-Off (See p. 19)

Currently, Geo Point Nevada is a wholly-owned subsidiary of Geo Point Utah.  Geo Point Nevada’s mailing address and telephone number are those of Geo Point Utah listed in the preceding paragraph.  In addition, Geo Point Nevada maintains its principal executive offices at other facilities at 1306 E. Edinger Ace, #C, Santa Ana, California 92705 (Telephone: (714) 665-8777).  On June 13, 2012, Geo Point Utah incorporated Geo Point Nevada as a wholly-owned subsidiary and transferred to Geo Point Nevada all of the assets and liabilities employed in its Environmental and Engineering Divisions, along with its rights in a License Agreement that is believed to comprise hydrocarbon-indicating methods technology.  After the spin-off, Geo Point Nevada will be an independent public company, and any relationship between Geo Point Nevada and Geo Point Utah thereafter will be limited to the terms of the respective Separation Agreement and Tax Matters Agreement between them that are outlined below.  For a more detailed description of these relationships, see the caption entitled “Relationship Between Geo Point Nevada and Geo Point Utah Following the Spin-Off,” p. 35.

Recent Developments

None.

The Spin-Off

See the caption “The Spin-Off,” beginning on p. 15, for a more detailed description of the matters described below.

Shares Issued

Geo Point Nevada will issue to all Geo Point Utah stockholders on the effective date of the spin-off a pro rata distribution of the following: (i) 30,065,000 shares of Geo Point Nevada common stock on the 30,065,000 outstanding shares of common stock of Geo Point Utah (based on the number of shares of Geo Point Utah common stock outstanding as of December 12, 2012).

Spin-Off Date

The spin-off date is the same as the record date, a date that will be 10 days after the effective date of our Registration Statement to which this Prospectus is a part, or December __, 2012.  Holders of record of Geo Point Utah at the close of business on December __ , will become entitled to receive the Geo Point Nevada common stock as outlined above.  In addition, Geo Point Utah stockholders’ rights as holders of common stock of Geo Point Utah will continue.

Spin-Off Ratio

Pursuant to the Geo Point Nevada common stock spin-off and associated distributions outlined above, there will be a dividend to Geo Point Utah shareholders of Geo Point Nevada common stock based on a one for one (100%) share basis of the outstanding common stock of Geo Point Utah.

Securities to be Distributed

Based on the information available to us as of December 12, 2012, Geo Point Nevada estimates that 30,065,000 shares of Geo Point Nevada common stock will be issued on 30,065,000 Geo Point Utah shares of common stock being outstanding.  The exact number of shares of Geo Point Nevada common stock to be distributed in connection with this spin-off will be determined based on the number of shares of Geo Point Utah outstanding on the spin-off date.

As part of the spin-off, Geo Point Nevada will be adopting a book-entry share transfer and registration system for its common stock. Instead of receiving physical stock certificates, record date holders (excluding ex-dividend date holders [See “The Spin-Off, p. 15 ]) who currently hold certificates representing Geo Point Utah shares will receive, for every share of Geo Point Utah held on the spin-off date, one share of Geo Point Nevada common stock credited to book-entry accounts established for them by Geo Point Nevada’s transfer agent.

Holders of Geo Point Utah who hold shares in book-entry registered form do not need to take any action to receive their Geo Point Nevada shares. 6

Geo Point Nevada’s transfer agent will mail an account statement to each registered holder stating the number of shares of Geo Point Nevada common stock credited to such holder’s account.  After the effective date of the spin-off dividend, such holders may request that their shares of Geo Point Nevada common stock be transferred to a brokerage or other account at any time without charge on a one time basis.  For stockholders who own Geo Point Utah shares through a broker or other nominee, their shares of Geo Point Nevada common stock will be credited to their account by the broker or other nominee.  All “affiliate” stock certificates issued will bear a “control” legend; and the transfer agent’s records will reflect that those shares are “control” shares subject to resale under Rule 144.  See the headings “Shares Available for Future Sales” (p.27) and “Rule 144,” (p. 27).

Certain U.S. Federal Income Tax Consequences of the Spin-Off	The spin-off will be taxable to the recipient, as with any dividend. (See p. 9)
Secondary Market

While there is a limited public market for the shares of Geo Point Utah (trading on the OTC Bulletin Board (“OTCBB”) [Trading Symbol: “GNNC”]), there is currently no public market for Geo Point Nevada common stock.  Geo Point Nevada intends to request a broker to file a Form 211 to apply for quotations of its common stock on the OTCBB under a trading symbol yet to be determined.  Geo Point Nevada expects that trading on the OTCBB or the OTC Markets, Inc. “Pink Sheets” in Geo Point Nevada common stock will begin on the spin-off date, although there can be no assurance that we will be successful in this regard.  See the caption “Market Price of Common Stock and Related Matters,” beginning on p. 26.

Relationship Between Geo Point Nevada and Geo Point Utah Following the Spin-Off

Geo Point Nevada and Geo Point Utah have provided for the allocation of employee benefits, tax and other liabilities and obligations attributable to periods before the spin-off and after the spin-off date.  See the caption “Relationship Between Geo Point Nevada and Geo Point Utah Following the Spin-Off,” p. 35.

Dividend Policy	Following this share distribution on the spin-off date, neither Geo Point Utah nor Geo Point Nevada anticipates paying any dividends on their respective common stock in the foreseeable future.
Appraisal Rights	Holders of Geo Point Utah common stock have no dissenters’ rights of appraisal in connection with this spin-off of Geo Point Nevada common stock.
Transfer Agent and Registrar

Interwest Transfer Company Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117, is the stock transfer and registrar agent of both Geo Point Utah and Geo Point Nevada.  Telephone: (801) 272-9294; Fax: (801) 277-3147; and E-mail address: melinda@interwesttc.com.

Risk Factors

See the caption entitled “Risk Factors” beginning on p. 8 , for a discussion of some of the risk factors you should carefully consider in connection with this spin-off or any subsequent purchase of Geo Point Nevada common stock.

REASONS FOR THE SPIN-OFF

In adopting resolutions to incorporate Geo Point Nevada, assign the Environmental and Engineering Divisions, among other assets, to Geo Point Nevada, and to effect the spin-off of Geo Point Nevada to the stockholders of Geo Point Utah, pro rata, the Geo Point Utah Board of Directors believed that the spin-off would protect Geo Point Utah’s Kazakhstan oil refining operations from exposure to potential lawsuits and claims against the Environmental and Engineering Divisions under U.S. environmental regulatory laws, rules and regulations; would allow the separated companies to focus on their respective enterprises; would facilitate the ability of each to grow and attract funding on their own merits; and would reduce the logistics associated with managing two separate and distinct businesses that are so geographically distant and subject to different laws, rules and regulations.

RISK FACTORS

You should carefully consider each of the following risks and uncertainties associated with the spin-off, purchase or ownership of Geo Point Utah common stock and of Geo Point Nevada common stock and Geo Point Nevada’s business generally, as well as all of the other information set forth in this Prospectus.

Generally

The occurrence of any of the risks or uncertainties described below could significantly and adversely affect our business, prospects, financial condition and operating results.  Additional risks and uncertainties not currently known to Geo Point Nevada or Geo Point Utah, or risks that currently are deemed immaterial, may also impair our business. In any event, the trading price of Geo Point Utah’s common stock (and Geo Point Nevada’s common stock, if any trading market develops for such common stock in the future) could decline, and the investor could lose part or all of any investment. The following are representative of those risks. Such summary is not intended to be exhaustive of risks that are or may become relevant.

Investors should carefully consider the information presented below, including risks relating to Geo Point Nevada’s operations, competition, regulation, future capital needs, dependence on key personnel and common stock.

THE SECURITIES OFFERED PURSUANT TO THIS PROSPECTUS ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.   RECIPIENTS OF GEO POINT NEVADA SHARES RECEIVED IN THIS SPIN-OFF (AND FUTURE PURCHASERS OF THESE SHARES) SHOULD CAREFULLY READ THIS PROSPECTUS AND CONSIDER, ALONG WITH OTHER MATTERS REFERRED TO HEREIN, THE FOLLOWING RISK FACTORS.  EACH OF THESE RISK FACTORS COULD ADVERSELY AFFECT THE VALUE OF AN INVESTMENT IN GEO POINT NEVADA COMMON STOCK.

Risk Factors Relating to the Spin-Off

Geo Point Nevada may be unable to make the changes necessary to operate as an independent entity or may incur greater costs, which could prevent it from operating profitably.

Geo Point Nevada was incorporated in Nevada on June 13, 2012, and has operated as a wholly-owned subsidiary of Geo Point Utah since that time, though the business of the  Environmental and Engineering Divisions has been carried on by Geo Point Utah since 1997.  Following the spin-off, Geo Point Utah will have no obligation (beyond what is provided in the Separation Agreement and Tax Matters Agreement discussed herein) to provide financial, operational or organizational assistance to Geo Point Nevada.  As a consequence, Geo Point Nevada may not be able to implement successfully the changes necessary to operate these Divisions independently, as Geo Point Utah did as a privately-held company between 1997 and 2006.  Geo Point Nevada may also incur additional costs relating to operating independently that would cause its limited available cash resources to decline materially, which amounted to $ 27,429 at September 30, 2012.  These costs may include, but are not limited to, salaries for personnel other than William C. Lachmar, its President, Manager and sole director and the person who has been the Manager and primary employee of the Environmental and Engineering Divisions of Geo Point Utah from inception and currently; investor relations; accounting and auditing services and legal fees for securities filings; and transfer agent costs.  Geo Point Nevada cannot assure you that once it becomes a stand-alone company, it will be profitable.

Historically, Geo Point Nevada (or Mr. Lachmar, as the Manager of the Environmental and Engineering Divisions of Geo Point Utah) has utilized the executive management team of Geo Point Utah.  Many daily functions have been performed by Geo Point Utah, including those related to Securities and Exchange Commission filings and auditing and review by accountants of required financial statements, which will become the responsibility of Geo Point Nevada.  In the future, Geo Point Nevada may need to hire new personnel to perform these functions.  In addition, there will be a time period during which such new personnel will have to learn the required systems for these functions.  Also, Geo Point Utah’s executive team has provided direction and leadership, along with Mr. Lachmar, to the business operations that will comprise those of Geo Point Nevada, and has assisted in previous funding of these business operations while owned and operated by Geo Point Utah.  The lack of these relationships may harm Geo Point Nevada’s operating results, financial condition and its ability to raise any required debt or equity funding.

The spin-off will be taxable to the recipient, as with any dividend.

All stockholders should consult their own tax advisors concerning the specific tax consequences of the spin-off of Geo Point Nevada common stock to holders of Geo Point Utah common stock in light of their particular circumstances.  This summary is not intended to be, nor should it be construed to be, legal or tax advice to any particular investor.

Neither Geo Point Utah nor Geo Point Nevada has obtained a ruling from the IRS that the spin-off will qualify as a tax-free transaction under Section 355 of the Code and a tax-free reorganization under Section 368(a)(1)(D) of the Code.  On the basis of our position and opinion only and assuming that our common stock is a capital asset in the hands of the Geo Point Utah stockholder on the spin-off date:

•

holders of Geo Point Utah common stock should apportion the tax basis of their Geo Point Utah common stock between such Geo Point Utah common stock and Geo Point Nevada common stock received in the spin-off in proportion to the relative fair market values of such Geo Point Nevada common stock at the time of the spin-off; and

•

the holding period for Geo Point Nevada common stock received in the spin-off by holders of Geo Point Utah common stock should include the period during which such holders held the Geo Point Utah common stock with respect to which the spin-off was made.

Each Geo Point Utah stockholder receiving shares of Geo Point Nevada common stock in the spin-off should be treated as if such stockholder had received a distribution in an amount equal to the fair market value of Geo Point Nevada common stock received, which would result in (1) a taxable dividend to the extent of such stockholder’s pro rata share of Geo Point Utah’s current and accumulated earnings and profits; (2) a reduction in such stockholder’s basis in Geo Point Utah common stock to the extent the amount received exceeds such stockholder’s share of earnings and profits; and (3) a taxable gain to the extent the amount received exceeds the sum of the amount treated as a dividend and the stockholder’s basis in the Geo Point Utah common stock.  Any such gain would generally be a capital gain if the Geo Point Utah common stock is held as a capital asset on the distribution date.

For a more detailed discussion, see the headings entitled “Certain U.S. Federal Income Tax Consequences of the Spin-Off” (p. 17), “Arrangements Between Geo Point Nevada and Geo Point Utah Relating to the Spin-Off” (p. 35) and “Tax Matters Arrangement” (p. 37).

Registrant’s Accounting and Management Systems and Resources May Be Inadequate , and Geo Point Nevada’s success will depend on its ability to retain key employees and recruit key management personnel.

Geo Point Nevada’s accounting and other management systems and resources may not be adequate to meet the financial reporting and other requirements to which Geo Point Nevada will be subject following the spin-off.  If Geo Point Nevada is unable to achieve and maintain effective internal controls, its operating results and financial condition could be harmed.

Prior to the spin-off, Geo Point Nevada was not directly subject to reporting and other requirements of the Securities Exchange Act of 1934 (the “Exchange Act”).  As a result of the spin-off, Geo Point Nevada will be directly subject to reporting and other obligations under Section 15(d) of the Exchange Act, including the requirements of

Section 404 of the Sarbanes-Oxley Act of  2002 (“Sarbanes-Oxley”).  Sarbanes-Oxley will require annual management assessments of the effectiveness of Geo Point Nevada’s internal controls over financial reporting.  Geo Point Nevada’s reporting and other obligations will place significant demands on its management and administrative and operational resources, including accounting resources.

To comply with these requirements, Geo Point Nevada may need to upgrade its systems, including information technology, implement additional financial and management controls, reporting systems and procedures and hire additional legal, accounting and finance staff.  If Geo Point Nevada is unable to upgrade its systems and procedures in a timely and effective fashion, it may not be able to comply with its financial reporting requirements and other rules that apply to publicly-held companies.  In addition, if Geo Point Nevada is unable to conclude that its internal controls over financial reporting are effective, Geo Point Nevada could lose investor confidence in the accuracy and completeness of its financial reports.  Any failure to achieve and maintain effective internal controls could harm Geo Point Nevada’s operating results and financial condition.

One of Geo Point Nevada’s primary assets is its highly-skilled and professional licensed President and Manager, William C. Lachmar.  Mr. Lachmar could leave Geo Point Nevada and so deprive Geo Point Nevada of the skill and knowledge essential for performance of its existing and new business.  Mr. Lachmar also is the primary reason and contact person customers of the Environmental and Engineering Divisions transferred by Geo Point Utah to Geo Point Nevada refer business to or contract for business with these Divisions.  If Mr. Lachmar were to leave or otherwise become unavailable to manage the business operations of Geo Point Nevada for any other reason, it would seriously harm Geo Point Nevada’s current and future business prospects and operating results and financial condition.  Mr. Lachmar is believed to be in good health.

The spin-off arrangements between Geo Point Nevada and Geo Point Utah require Geo Point Nevada to indemnify, defend and hold harmless Geo Point Utah and their respective successors.

Geo Point Nevada negotiated and entered into the spin-off arrangements as a subsidiary of Geo Point Utah.  Had these arrangements been negotiated with unaffiliated third parties, their terms might have been more favorable to Geo Point Nevada.

Geo Point Nevada shall assume and agree to pay, perform, fulfill and discharge, and Geo Point Utah shall have no responsibility for, (i) all liabilities under any Employee Arrangements; and (ii) all employment or service-related liabilities with respect to: (A) all Geo Point Nevada employees (and their dependents and beneficiaries); (B) former Environmental and Engineering Divisions employees (and their dependents and beneficiaries) whose last employment with Geo Point Utah related primarily to the Geo Point Nevada business; and (C) any individual who is, or was, an independent contractor, temporary employee, consultant, leased employee, or non-payroll worker.

Geo Point Utah and Geo Point Nevada shall each bear its responsibility for payroll tax obligations and for the proper reporting to the appropriate governmental authorities of compensation earned by their respective employees after the spin-off date, including compensation related to the exercise of options.

These arrangements require Geo Point Utah to assume and/or indemnify Geo Point Nevada for, among other things, all past, present and future liabilities related to its business, excluding the Environmental and Engineering Divisions. Geo Point Nevada shall indemnify, defend and hold harmless Geo Point Utah and their respective successors and assigns from, against and in respect of any and all indemnifiable losses arising out of, relating to or directly or indirectly resulting from the Environmental and Engineering Divisions.  The liabilities that could arise from these obligations could seriously harm Geo Point Nevada and reduce its limited cash resources, which could result in its inability to continue is business operations.  See the heading “Arrangements Between Geo Point Nevada and Geo Point Utah Relating to the Spin-Off,” p. 35.

Risk Factors Relating to Geo Point Nevada Common Stock

There is no public market for Geo Point Nevada’s common stock.

There is currently no public market for Geo Point Nevada’s common stock.  Prior to the completion of the spin-off, Geo Point Nevada will request a broker to submit the information that is required by Rule 15c2-11 of the Securities and Exchange Commission to the Financial Industry Regulatory Authority (“FINRA”) to seek quotations of its common stock on the OTCBB or the OTC Market, Inc. “Pink Sheets.”  This information will be subject to review and final approval of FINRA, and we cannot assure you as to if and when we will be able to successfully complete this review process.  Unless and until we are successful in this regard, there will be extremely limited liquidity for Geo Point Nevada’s shares of common stock.  See the caption “Market Price of Common Stock and Related Matters,” beginning on p. 26.

We are an “emerging growth company,” subject to less stringent reporting and regulatory requirements of other publicly-held companies, and this status may have an adverse effect on our ability to attract interest in our common stock.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or “JOBS Act.”  As long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting and regulatory requirements that are applicable to other public companies that are not an “emerging growth company.”  We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions.  If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and our stock price may be more volatile.  See the heading “Emerging Growth Company,” p.  25 .

Our common stock may be deemed to be “Penny Stock,” which will further limit any potential future public market for our shares.

Our common stock may be deemed to be “penny stock” as that term is defined in Rule 3a51-1 of the Securities and Exchange Commission.  Penny stocks are stocks (i) with a price of less than $5 per share; (ii) that are not traded on a “recognized” national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); or (iv) in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years); or $5,000,000 (if in continuous operation for less than three years); or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Exchange Act and Rule 15g-2 of the Securities and Exchange Commission require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.   Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be penny stock.

Rule 15g-9 of the Securities and Exchange Commission requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to (i) obtain from the investor information concerning his, her or its financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor, and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult for investors in our common stock to resell their shares to third parties or to otherwise dispose of them.

The Chairman of the Board of Directors of Geo Point Utah will own approximately 33.3% of the outstanding common stock of Geo Point Nevada following the spin-off payment date, which ownership could result in a conflict of interest for such Chairman.

Gafur Kassymov, the Chairman of the Board of Directors of Geo Point Utah, will own 10,000,000 shares of Geo Point Nevada common stock or approximately 33.3% of the anticipated post-spin-off shares of common stock of Geo Point Nevada.  Further, Mr. Kassymov is deemed to be an “affiliate”’ of both companies by virtue of his position and percentage of stock ownership of Geo Point Utah (33.3%); and his anticipated percentage of stock ownership of Geo Point Nevada following the spin-off (33%).  This percentage of stock ownership in Geo Point

Nevada is significant enough that it could substantially influence any vote on any matter requiring stockholder approval for Geo Point Nevada, including the subsequent election of directors, who in turn elect all officers.  As a result, this percentage of stock ownership in Geo Point Nevada and Mr. Kassymov’s position as Chairman of Geo Point Utah could result in a potential conflict of interest.

The market price and trading volume of Geo Point Nevada common stock may be volatile and may face negative pressure.

Before the spin-off, there was a trading market for Geo Point Utah’s common stock, but not for the shares of the Geo Point Nevada common stock.  Geo Point Utah’s common stock will continue to be traded publicly while the Geo Point Nevada shares issued in the spin-off will trade publicly for the first time following the completion of the spin-off (assuming quotations are granted by FINRA as indicated above).  Until, and possibly even after orderly trading markets develop for Geo Point Nevada common stock, if at all, there may be significant fluctuations in price. Investors’ interest may not lead to a liquid trading market and the market price of Geo Point Nevada common stock may be volatile. This may result in short-term or long-term negative pressure on the trading price of shares of Geo Point Nevada common stock, or that of Geo Point Utah.

The market price of Geo Point Nevada’s common stock may be volatile due to the risks and uncertainties described in this “Risk Factors” caption, as well as other factors that may affect the market price, such as:

•

Conditions and publicity regarding the environmental and related engineering industries generally;

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Price and volume fluctuations in the stock market at large, which do not relate to Geo Point Nevada’s operating performance; and

•

Comments by securities analysts or government officials, including those with regard to the viability or profitability of the environmental remediation industry generally or with regard to our ability to meet market expectations.

The stock market has from time to time experienced extreme price and volume fluctuations that are unrelated to the operating performance of particular companies.

The market value of a share of Geo Point Nevada common stock received in the spin-off should be substantially less than the market value of a share of Geo Point Utah before the spin-off.

If the spin-off is completed as currently contemplated, holders of shares of Geo Point Utah common stock will, after the spin-off date, hold common stock of both Geo Point Utah and Geo Point Nevada.  Because the two companies will largely be independent of each other thereafter, Geo Point Nevada cannot assure you that the public market for its common stock will be similar to the public market for that of Geo Point Utah.  Ultimately, the value of each share of Geo Point Nevada common stock will be principally determined in trading markets and could be influenced by many factors, including Geo Point Nevada’s business operations; the growth and expansion of its business; investors’ expectations of its prospects; its credit worthiness; trends and uncertainties affecting the industries in which Geo Point Nevada competes; future issuances or repurchases of Geo Point Nevada common stock; and general economic and other conditions.  The market value of Geo Point Nevada’s common stock could be less than the market value before the spin-off, if there is any pre-spin-off date market (which is not expected) or that of Geo Point Utah’s market value aggregated with that of Geo Point Nevada.  In addition, the trading price of Geo Point Utah’s common stock may decline following the spin-off.

Failure to meet financial expectations could have an adverse impact on the market price of Geo Point Nevada’s common stock.

Geo Point Nevada’s ability to achieve past financial results expressed herein is subject to a number of risks, uncertainties and other factors affecting its business and environmental and the related engineering industries generally, many of which are beyond Geo Point Nevada’s control.  These factors may cause actual results to differ materially.  Geo Point Nevada describes a number of these factors throughout this document, including in these Risk Factors and in the captions entitled “Special Note Regarding Forward-Looking Statements” (p. 20) and “Management’s Discussion and Analysis or Results of Operations” (p. 40 ).  Geo Point Nevada cannot assure you that it will meet these past results or expectations, and its failure to do so could harm the market price of its common stock and its business operations may fail.

Future sales of Geo Point Nevada stock could adversely affect its stock price and its ability to raise capital in the future.

Sales of substantial amounts of Geo Point Nevada common stock could harm the market price of its common stock. This also could harm Geo Point Nevada’s ability to raise capital in the future. The shares issued in the spin-off will be freely tradable without restriction under the Securities Act by persons other than “affiliates,” as defined under the Securities Act.  Any sales of substantial amounts of Geo Point Nevada common stock in the public market, or the perception that those sales might occur, could harm the market price of Geo Point Nevada’s common stock. 10,000,000 of these shares or approximately 33.3% of the spin-off shares will be held by the current Chairman of the Board of Directors of Geo Point Utah.  See the captions “Market Price of Common Stock and Related Matters” (beginning on p. 26) and “Security Ownership of Certain Beneficial Owners and Management” (p. 32).

Neither Geo Point Nevada nor Geo Point Utah will solicit the approval of its stockholders for the issuance of authorized but unissued shares of Geo Point Nevada common stock unless this approval is deemed advisable by our board of directors or is required by applicable law, regulation or any applicable stock exchange listing requirements. The issuance of those shares could dilute the value of Geo Point Nevada’s outstanding shares of common stock.

Risk Factors Relating to Geo Point Nevada’s Business

Our auditors have added a “going concern” qualification to their Independent Auditor’s Report issued for our fiscal years ended March 31, 2012, and 2011.

Our Independent Auditor’s Report dated October 19, 2012, issued in connection with our audited financial statements for the fiscal years ended March 31, 2012, and 2011, stated that “the Company has incurred significant losses and negative cash flows from operating activities, has negative working capital and an accumulated deficit, and is dependent on additional debt or equity financing in order to continue its operations. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern.”  See the Index to Financial Statements, attached hereto as Appendix F of this Prospectus, and Note 2 of our financial statements.

We have experienced continuing losses on our operations.

Our business revenues have been reasonably constant during the quarters ended September 30, 2012, and 2011, and the fiscal years ended March 31, 2012, and 2011 ($ 116,497 and $ 60,802 for the six months ended September 30, 2012, and 2011, respectively; and $126,459 and $135,370 for the fiscal years ended March 31, 2012, and 2011, respectively); however, we continue to incur losses on our operations ($ 3,859 and $ 60,510 for the six months ended September 30, 2012, and 2011, respectively; and $77,607 and $101,090 for the fiscal years ended March 31, 2012, and 2011, respectively).  If the pressure placed on the construction industry due to pricing competition does not abate, and we continue to have a limited amount of financing available to us, we may not be able to continue our business operations.  See the caption “Financial Statements” beginning on p. F-1.

William C. Lachmar is essential to the continuation of our current business operations.

Mr. Lachmar is our only employee, and he has been the owner or Manager of the Environmental and Engineering Divisions of Geo Point Nevada since 1997.  His background, experience, contacts and professional licenses in this industry are essential to our business.  The loss of Mr. Lachmar services for any reason could result in our cessation of business operations while we would attempt to seek a replacement with the necessary qualifications, and all current projects and contacts could be put in serious jeopardy, resulting is a total loss of our business.  We do not have any employment agreement with Mr. Lachmar.

Our growth is presently limited to the projects within the time constraints of Mr. Lachmar’s services.

Unless we hire and train additional employees that can provide the services necessary for us to increase our business, our potential growth is limited by the time that Mr. Lachmar has available for these activities, and Mr.

Lachmar’s current Manager responsibilities for us are on a “full-time” basis.  To date, we refer excess projects that we do not have the manpower to complete.

Our present business and revenues are dependent upon one or two major customers.

During our six months ended September 30, 2012, and 2011, and our fiscal years ended March 31, 2012, and 2012, substantially all of our revenues and business was attributable to three customers.  The loss of any of these customers could have a substantial and materially adverse effect on our business, and our business may fail, unless we are successful in replacing these customers, of which no assurance can be given.  See the heading “Dependence on One or a Few Major Customers” (p.22) and Note 2 to our financial statements (p. F-8).

Geo Point Nevada may pursue acquisitions, investments or other strategic relationships or alliances, which may consume significant resources, may be unsuccessful and could dilute holders of its common stock.

Acquisitions, investments and other strategic relationships and alliances, if pursued, may involve significant cash expenditures, debt incurrence, operating losses and expenses that could have a material adverse effect on Geo Point Nevada’s financial condition and operating results.  Acquisitions involve numerous other risks, including:

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Diversion of management time and attention from daily operations;

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Difficulties integrating acquired businesses, technologies and personnel into Geo Point Nevada’s business;

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Inability to obtain required regulatory approvals and/or required financing on favorable terms;

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Entry into new markets in which Geo Point Nevada has little previous experience;

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Potential loss of key employees, key contractual relationships or key customers of acquired companies or of Geo Point Nevada; and

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Assumption of the liabilities and exposure to unforeseen liabilities of acquired companies.

If these types of transactions are pursued, it may be difficult for Geo Point Nevada to complete these transactions quickly and to integrate these acquired operations efficiently into its current business operations. Any acquisitions, investments or other strategic relationships and alliances by Geo Point Nevada may ultimately harm our business and financial condition. In addition, future acquisitions may not be as successful as originally anticipated and may result in impairment charges.

Geo Point Nevada’s business activities are highly regulated and new and proposed government regulation or legislative reforms could increase Geo Point Nevada’s cost of doing business, reduce its revenues and liquidity, increase its losses or subject it to additional liability.

Geo Point Nevada’s business is subject to substantial regulation in the fields in which it operates.  In the United States, it deals with numerous U.S. and California state governmental agencies and entities, including the U.S. Environmental Protection Agency, the Carpenter-Presley-Tanner Hazardous Substance Account Act (the “California Superfund Act”) the Porter-Cologne Water Quality Control Act (the “California Water Control Act”) and California Air Resources Board (“CARB”).  When working with these governmental agencies and entities, it must comply with laws and regulations relating to the formation, administration and performance of contracts.  See the heading “Effect of Existing or Probable Governmental Regulations on Our Business, p. 24.

Although Geo Point Nevada believes it has structured its operations to comply with the laws and regulations applicable to it, government officials charged with responsibility for enforcing such laws and regulations are entitled to audit Geo Point Nevada’s operations and may in the future assert that Geo Point Nevada (or transactions in which it is involved) are in violation of these laws, or courts may ultimately interpret such laws in a manner inconsistent with Geo Point Nevada’s interpretation.  Therefore, it is possible that future legislation and regulation and the interpretation of existing and future laws and regulations could have a material adverse effect on Geo Point Nevada’s results of operations and business.

Geo Point Nevada’s products and services compete in segments of the environmental and related engineering industries that are highly competitive.

Our competitors include most large and well funded entities whose businesses and subsidiaries focus solely on the industries in which we operate.  In this respect, we are at a distinct disadvantage to these competitors.  Our services may be limited to smaller projects by reason of our limited financial resources.  We believe our competitive position in this industry as a whole is not presently significant.  See the heading “Competitive Business Conditions and Our Competitive Position in the Industry and Methods of Competition,” p. 21.

THE SPIN-OFF

Description of the Spin-Off/Restructuring Process of Geo Point Nevada

On June 13, 2012, Geo Point Utah formed Geo Point Nevada and assigned all of the assets and business of its Environmental and Engineering Divisions, including a License Agreement that is believed to comprise hydrocarbon-indicating methods technology, and subject to all related liabilities and certain indemnifications, to Geo Point Nevada.  The Environmental and Engineering Divisions had been carried on as part of Geo Point Utah’s business since 1997.  Geo Point Nevada was formed and these assets were transferred to it by Geo Point Utah in order to separate these business operations from those carried on by Geo Point Utah in Kazakhstan.

Pro Rata, on a One for One Basis

The spin-off will be pro rata, effected through a stock dividend, based on a one for one ratio of the only class of outstanding securities of Geo Point Utah, common stock, amounting presently to 30,065,000 shares; no change in this number of our outstanding shares is expected to occur prior to the record date, which will be a date that is 10 days from the effective date of our Registration Statement to which this Prospectus is a part or December __, 2012.

Each stockholder at the close of business on the record date will receive one share of Geo Point Nevada common stock for every one share of Geo Point Utah held.  Based upon discussions with representatives of FINRA, it is anticipated that FINRA will set an ex-dividend date just prior to the record date, following our advice to them of (i) the effective date of our Registration Statement; (ii) the record date; and (iii) the offering price of our shares contained in this Prospectus.  In addition, Geo Point Utah stockholders rights as holders of common stock of Geo Point Utah will continue.   Only stockholders of record on the record date will be entitled to receive the dividend on the spin-off payment date, along with stockholders who have acquired shares of Geo Point Utah in the open market prior to the ex-dividend date to be set by FINRA. These pre-ex-dividend stockholders will be entitled to receive the dividend on the spin-off payment date in lieu of the selling record date holder or other selling beneficial holder.

Jeffrey R. Brimhall, the Secretary of Geo Point Nevada, has been appointed to respond to any shareholder questions about the spin-off.  Questions and requests for assistance and additional copies of this Prospectus should be directed to Mr. Brimhall, at (801) 810-4662.

Registration Statement and Coordinated Filing with the Utah Division

The spin-off payment date will be on the date that FINRA approves quotations of our common stock on the OTCBB or the OTC Markets, Inc. “Pink Sheets,” which date will be after the effective date of our Registration Statement filed with the Securities and Exchange Commission to which this Prospectus is an Exhibit, and subject to our being given an effective date on our coordinated filing of our Registration Statement by the Utah Division of Securities (the “Utah Division”).  We are filing our Registration Statement with the State of Utah because Geo Point Utah has stockholders who are Utah residents, and the Utah Uniform Securities Act, Section 61-1-13(1)(bb), defines an offer or sale of a security to include a “dividend of a security of another issuer,” which would include Geo Point Utah’s dividend by spin-off of the shares of its wholly-owned subsidiary, Geo Point Nevada.  We believe that the dividend of Geo Point Nevada shares is exempt from registration in all other states where the stockholders of Geo Point Utah reside.

We have made preliminary filings with FINRA regarding the stock dividend and will advise FINRA’s OTC Corporate Actions unit of the matters outlined in the foregoing paragraph when applicable.  FINRA’s OTC

Corporate Actions unit has advised us that is has completed the review of our filings and is waiting further advice from us with respect to these matters and the record date and spin-off payment date.

Book-Entry System of Dividend by Transfer Agent

The shares comprising the stock dividend of Geo Point Nevada common stock will be held in a “book-entry” share transfer and registration system.  Instead of receiving physical stock certificates, stockholders on the record date who currently hold stock certificates representing shares of Geo Point Utah common stock will receive (excluding any purchaser after the ex-dividend date), for every share of common stock of Geo Point Utah held, one share of Geo Point Nevada common stock credited to the book-entry accounts established for them by Geo Point Nevada’s transfer and registrar agent, Interwest Transfer Co. Inc. (“Interwest Transfer Company”), whose address and telephone numbers are, respectively: 1981 East Murray-Holladay Road, Salt Lake City, Utah 85117; and 801-272-9294.

Following the spin-off payment date, Interwest Transfer Company will mail an account statement to each registered holder stating the number of shares of Geo Point Nevada common stock credited to such holder’s account.  After the spin-off payment date, such holders may request that their shares of Geo Point Nevada common stock be transferred to a brokerage or other account at any time without charge on a one time basis.  For stockholders who own Geo Point Utah common stock through a broker or other nominee, their shares of Geo Point Nevada common stock will be credited to their account by the broker or other nominee.  All “affiliate” stock certificates issued will bear a “control” legend; and the transfer agent’s records will reflect that those shares are “control” shares subject to resale under Rule 144.  All non-“affiliate” share stock certificates will be issued without any legend that would prohibit their sale, hypothecation or other disposition on the effective date of the Registration Statement and the spin-off date.  See the caption “Market Price of Common Stock and Related Matters,” p. 26.

No Dissenters’ Rights

Geo Point Utah is not seeking stockholder approval of the spin-off, and holders of Geo Point Utah have no appraisal rights in connection with the spin-off prior to or from and after the spin-off date.

Reason for Furnishing this Prospectus

We are furnishing this Prospectus to provide information to holders of Geo Point Utah who will be issued Geo Point Nevada shares in the spin-off.  It is not, and is not to be construed as, an inducement or encouragement to buy or sell any of Geo Point Nevada’s securities or those of Geo Point Utah. The information contained in this Prospectus is believed by us to be accurate as of the date set forth on its cover. Changes may occur after that date, and neither Geo Point Nevada nor Geo Point Utah are required to update the information, except in the normal course of our public disclosure obligations and practices.

Expenses

The expenses of the spin-off are estimated to be approximately $68,500.  These expenses will be borne by Geo Point Utah to the spin-off payment date and will primarily include legal fees, accounting fees and transfer agent fees.

Accounting Consequences of the Spin-Off

Following the spin-off, Geo Point Nevada will account for its assets and liabilities based on the historical values at which they were carried by Geo Point Utah immediately prior to the spin-off, as reflected in the financial statements of Geo Point Nevada that accompany this Prospectus (and deducted from Geo Point Utah’s financials statements in such amount).

No Public Market

It is not anticipated that there will be any public market for the Geo Point Nevada shares until the spin-off payment date.   See the caption “Market Price of Common Stock and Related Matters,” p. 26.

On the effective date of our Registration Statement and advice in that respect from the Securities and Exchange Commission and the Utah Division, Geo Point Nevada intends to seek public quotations of its common stock on the OTCBB or the OTC Markets, Inc. “Pink Sheets.” Neither Geo Point Utah nor Geo Point Nevada presently has any arrangement or understanding with any registered broker-dealer to file a Form 211 with FINRA to seek such quotations; however, Geo Point Nevada intends to contact broker-dealers following the filing of its Registration Statement in this regard, and, to the extent possible, induce any interested broker-dealer to commence the required “due diligence” process necessary for the filing of a Form 211 on our behalf, once our Registration Statement is declared effective by the Securities and Exchange Commission and the Utah Division.  There is also no assurance that if any such public quotations of Geo Point Nevada’s common stock are granted, that any viable public trading market will result or become established, nor that these shares will become eligible for deposit with DTC, the lack of which would make any market that may commence or develop be even less viable or liquid.

The spin-off may have a negative effect on the present public market for Geo Point Utah’s shares, which is not an “established trading market,” because the spin-off will reduce the assets and revenue of Geo Point Utah.  Geo Point Utah’s shares are presently quoted on the OTCBB under the trading symbol “GNNC.”

If and when quotations are granted by FINRA for the Geo Point Nevada shares on either the OTCBB or the OTC Markets, Inc. “Pink Sheets,” the spin-off payment date shall become effective, and the Geo Point Nevada common stock will be issued to the Geo Point Utah stockholders entitled to such dividend, in book-entry form, with advice from our transfer agent to follow directly, as outlined above.

No Relinquishment in Our Stockholders’ Holdings in Geo Point Utah

Geo Point Utah stockholders will not have to relinquish any of their stockholdings in Geo Point Utah to receive the stock dividend in Geo Point Nevada or to provide any consideration for the shares of Geo Point Nevada they will receive in the spin-off.  From and after the spin-off date, stockholders of Geo Point Utah on the record date  (excluding any purchaser after the ex-dividend date) will become stockholders of Geo Point Nevada common stock, and their rights as stockholders of Geo Point Utah will continue.  Geo Point Nevada will conduct the business operations of the Environmental and Engineering Divisions formerly conducted by Geo Point Utah; and Geo Point Utah will continue to conduct its remaining business operations, primarily consisting of its oil refining facility in Karatau, Kazakhstan.

Certain U.S. Federal Income Tax Consequences of the Spin-Off

The following is a summary of certain material U.S. federal income tax consequences relating to the spin-off.  The summary is based on the Internal Revenue Code (the “Code”), the Treasury regulations promulgated thereunder (the “Treasury Regulations”) and interpretations of the Code and Treasury Regulations by the courts and the Internal Revenue Service (the “IRS”), all as they exist as of the date of this Prospectus and all of which are subject to change at any time, possibly with retroactive effect.

This summary does not discuss all tax considerations that may be relevant to stockholders in light of their particular circumstances, nor does it address the consequences to stockholders subject to special treatment under the U.S. federal income tax laws, including, without limitation:

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Non-U.S. persons;

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Insurance companies;

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Dealers or brokers in securities or currencies;

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Tax-exempt organizations;

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Financial institutions;

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Mutual funds;

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Pass-through entities and investors in such entities;

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Holders who hold their shares as a hedge or as part of a hedging, straddle, conversion, synthetic security, integrated investment or other-risk reduction transaction;

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Holders who are subject to the alternative minimum tax; or

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Holders who acquired their shares upon the exercise of employee stock options or otherwise as compensation.

In addition, this summary does not address the U.S. federal income tax consequences to Geo Point Utah stockholders who do not hold their shares of common stock as a capital asset.  Finally, this summary does not address any state, local or foreign tax consequences.

Geo Point Utah stockholders are urged to consult their own tax advisor concerning the U.S. federal, state and local and any non-U.S. tax consequences of the spin-off.

All Geo Point Utah stockholders should consult their own tax advisors concerning the specific tax consequences of the spin-off of Geo Point Nevada common stock to our stockholders in light of their particular circumstances.  This summary is not intended to be, nor should it be construed to be, legal or tax advice to any particular investor.

Geo Point Utah stockholder receiving shares Geo Point Nevada common stock in the spin-off should be treated as if such stockholder had received a distribution in an amount equal to the fair market value of Geo Point Nevada common stock received, which would result in: (1) a taxable dividend to the extent of such stockholder’s pro rata share of Geo Point Utah’s current and accumulated earnings and profits; (2) a reduction in such stockholder’s basis in Geo Point Utah common stock to the extent the amount received exceeds such stockholder’s share of earnings and profits; and (3) a taxable gain to the extent the amount received exceeds the sum of the amount treated as a dividend and the stockholder’s basis in the Geo Point Utah common stock.  Any such gain would generally be a capital gain if the Geo Point Utah common stock is held as a capital asset on the distribution date. In addition, Geo Point Utah would recognize a taxable gain to the extent the fair market value of Geo Point Nevada common stock distributed in the spin-off exceeded its tax basis in such common stock.

In connection with the spin-off, Geo Point Utah and Geo Point Nevada will enter into a Tax Matters Agreement under which each will agree to be responsible for certain liabilities and obligations following the spin-off.  In general, under the terms of the Tax Matters Agreement, in the event that the spin-off, together were to result in greater taxes as a result of the failure of one party to act or an omission, the party responsible for such failure or omission would be responsible for all taxes imposed on the other resulting from such actions or inactions.  For a more detailed discussion, see the caption “Relationship between Geo Point Nevada and Geo Point Utah Following the Spin-Off,” beginning on p. 35. The indemnification obligations of each to the other and its subsidiaries, officers and directors are not limited in amount or subject to any cap.  If required to pay on the indemnity under the circumstances set forth in the Tax Matters Agreement, either may be subject to substantial liabilities.

Results of the Spin-Off

Upon completion of the spin-off, Geo Point Nevada will be an independent public company, which will continue to operate its Environmental and Engineering Divisions, while Geo Point Utah will have ownership in its other operating subsidiary, Sinur, through GSM in Karatau, Kazakhstan.  For a discussion of the post spin-off businesses, with emphasis on that of Geo Point Nevada, see the heading “Geo Point Nevada; and Related Geo Point Utah Information, as Applicable,” beginning on p. 19.  Immediately after the spin-off, Geo Point Nevada expects it will have approximately 158 common shareholders of record of shares of its common stock and approximately 30,065,000 shares of common stock outstanding. The exact number of shares to be issued in the spin-off will be determined based on the number of shares of Geo Point Utah outstanding on the spin-off date. The exact number of Geo Point Nevada shares that will be outstanding immediately after the spin-off will also be known at that time.

DIVIDEND POLICY

Geo Point Nevada does not anticipate, following the spin-off, paying any dividends on its common stock in the foreseeable future because it expects to retain its earnings for use in the operation and expansion of its business.  Any such payment and amount of dividends will be subject to the discretion of Geo Point Nevada’s Board of Directors and will depend, among other things, on its financial condition, results of operations, cash requirements, future prospects and other factors that may be considered relevant by Geo Point Nevada’s Board of Directors.

RELATED PARTY TRANSACTIONS

While the respective Geo Point Nevada and/or Geo Point Utah Boards have not adopted a written Related Party Transaction Policy for the review, approval and ratification of transactions involving the “related parties” of Geo Point Nevada, related parties are deemed to be directors and nominees for director, executive officers and immediate family members of the foregoing, as well as security holders known to beneficially own more than five percent of the common stock.  Related party transactions are administered by the appropriate Board acting as a committee of the whole.

In determining whether to approve or ratify a related party transaction, the appropriate Board will consider whether or not the transaction is in, or not inconsistent with, the best interests of the appropriate company.  In making this determination, the appropriate Board is required to consider all of the relevant facts and circumstances in light of the following factors and any other factors to the extent deemed pertinent by the committee:

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The position within or relationship of the related party with Geo Point Nevada and/or Geo Point Utah;

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The materiality of the transaction to the related party and Geo Point Nevada and/or Geo Point Utah, including the dollar value of the transaction, without regard to profit or loss;

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The business purpose for and reasonableness of the transaction, taken in the context of the alternatives available for attaining the purposes of the transaction;

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Whether the transaction is comparable to a transaction that could be available on an arms-length basis or is on terms and conditions offered generally to parties that are not related parties;

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Whether the transaction is in the ordinary course of Geo Point Nevada and/or Geo Point Utah business and was proposed and considered in the ordinary course of business; and

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The effect of the transaction on Geo Point Nevada and/or Geo Point Utah business and operations, including on internal control over financial reporting and system of disclosure controls or procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transactions.

Geo Point Utah and Geo Point Nevada believe that any past transactions with their “affiliates” have been at prices and on terms no less favorable to Geo Point Nevada than transactions with independent third parties.  Geo Point Nevada may enter into transactions with its “affiliates” in the future. It has only one director, Mr. Lachmar.  As such, it intends to continue to enter into such transactions only at prices and on terms no less favorable to Geo Point Nevada than transactions with independent third parties.  We have no transactions that require disclosure under Item 404 of Regulation S-K.   Further, except for the rights, obligations and duties of Geo Point Utah and Geo Point Nevada under the Separation Agreement and the Tax Matters Agreement, it is not anticipated that there will be any additional transactions between these entities following the spin-off.  See the heading “Arrangements Between Geo Point Nevada and Geo Point Utah Relating to the Spin-Off, p. 35.

GEO POINT NEVADA; AND RELATED GEO POINT UTAH INFORMATION, AS APPLICABLE

The following information is primarily about Geo Point Nevada, and where it is believed to be required or applicable for a better understanding of the information presented, information about similar matters is included regarding Geo Point Utah.

GEO POINT UTAH OVERVIEW

Geo Point Utah was formed as a DBA of its founder, William C. Lachmar, in 1997 and then incorporated under the laws of the State of California in 2002.  In October 2006, it changed its state of incorporation from California to Utah by merging with a wholly-owned Utah subsidiary formed for that purpose.  In May, 2010, it entered into a Share Exchange Agreement by which it acquired GSM, which had recently acquired Sinur Oil LLP, a Kazakhstan oil refining company with operations in southern Kazakhstan.

Prior to the acquisition of GSM and its succession to the Sinur operations, Geo Point Utah was primarily engaged in the Environmental and Engineering Divisions’ business operations that were transferred to Geo Point Nevada on June 13, 2012, and which are described below in the “Geo Point Nevada Overview.”

Following the spin-off, Geo Point Utah intends to continue to operate and expand its oil refining facility located in Karatau, Kazakhstan.  The refinery is designed to process crude oil into diesel; gasoline; and mazut, a fuel oil.  It currently sells the refined products domestically, and if and when current export restrictions are lifted, it intends to export these products to the surrounding regions as well.

Its primary objective will be the achievement of profitability and self-sustaining growth by:

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sourcing high-quality crude oil at favorable prices from local oil fields;

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refining oil at our Karatau, Kazakhstan, micro-refinery; and

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selling the finished products, which consist of diesel, petroleum, and mazut, both to domestic and international customers.

Geo Point Utah is a “reporting issuer” under the Exchange Act, and is required to file reports with the Securities and Exchange Commission under Section 13 of the Exchange Act.

GEO POINT NEVADA

Special Note Regarding Forward-Looking Statements

This Prospectus includes forward-looking statements based on management’s beliefs, assumptions and plans for the future, information currently available to management and other statements that are not historical in nature.  Forward-looking statements include statements in which words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” estimate,” “consider,” or similar expressions are used.  These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions, including among others: a general economic downturn; a downturn in the securities markets; regulations that affect trading in the securities of “penny stocks”; the enactment of United States or foreign laws, rules and regulations that could have a materially adverse impact on current and intended operations; and other risks and uncertainties.

Our future results and stockholder values may differ materially from those expressed in these forward-looking statements.  Many of the factors that will determine these results and values are beyond our ability to control or predict.  We may be required to update these forward-looking statements from time to time as circumstances change.

References to “we,” “our” or “us” and words of similar import under this heading refer to “Geo Point Nevada,” unless the context implies otherwise.

BUSINESS

The Environmental and Engineering Divisions comprised the initial operations of Geo Point Utah at its inception and were commenced as a “DBA” in 1997, by Geo Point Utah’s founder, William C. Lachmar, our President and sole director.

The business operations of the Environmental Division are primarily comprised of services related to identifying any recognized environmental condition (“REC”) or the lack thereof as provided by the federal, state or local governmental agencies in any real property of any owner, potential owner or lender, governmental agency or other person that may have a concern or may have or be seeking an interest in the subject property.   Once our services are engaged, we contract with a drilling company to drill into the ground locations selected by us to collect a physical soil sample; if the project is small and can be handled by our smaller drilling equipment, this service is not contracted out.  Once the soil sample is obtained, it is submitted to a State of California certified laboratory for analysis of the existence of hazardous materials.  Based upon the laboratory’s analysis, William C. Lachmar, our President, who is a Licensed Professional Geologist in Texas and California, prepares a written report that is sanctioned by the particular laboratory that conducted the analysis.  Mr. Lachmar’s licensing as a “Professional Geologist” is requirement to prepare any such report.   If an REC is identified to exist, then we will provide project management and engineering conclusions and recommendations necessary to remediate the property and bring it back into regulatory compliance based upon the California tables of acceptable levels of product contamination.

Acceptable levels are further qualified based upon residential, commercial and industrial zoned properties, with the residential levels being the most stringent.  Examples of contaminations that result in concern include those that are inadvertently or otherwise inoculated into the shallow subsurface soils or groundwater, like gasoline, diesel fuel, dry cleaning fluid, rocket fuel, arsenic, mercury, lead and other toxic substances.  These services are basically the same in each project: examine the property; drill or have it drilled for soil samples; submit the soil samples to a State of California certified laboratory; prepare a report on the soil samples; and if an REC is found to exist, provide the described services, directly or through subcontractors, by or under the supervision of Mr. Lachmar.  Sometimes, we merely assess the environmental impact of any hazardous materials found and prepare the requested report.

The Engineering Division has provided consulting and compliance services for new utility installation and general site erosion control for housing tracts and updating service station underground storage tanks and dispensing systems to comply with continually changing California Air Resources Board (“CARB”) regulations.  These services mostly comprise subsurface trench work where underground utilities are installed such as electrical, fiber optic, water and gas.  Other engineering services are for gasoline service stations where updated monitoring equipment must be installed or the monitoring equipment shows an error code that needs to be corrected before the gas station can begin to pump gas again; or where more crash posts must be installed around a propane tank, other fuel or similar dispenser island or a like setting.

The Environmental and Engineering Divisions’ revenues represented approximately 11% and 34% of Geo Point Utah’s revenues for the six months ended September 30, 2012, and the fiscal year ended March 31, 2012.  See the caption “Financial Statements” below.

Geo Point Nevada intends to continue the business operations previously conducted by Geo Point Utah through the Environmental and Engineering Divisions, along with attempting to fund additional research of the HI Technology (as defined below), as to which no assurance can be given.

Principal Products or Services and their Markets

These Divisions’ services generally include:

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Construction and Emergency Response;

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Demolition, Remediation and Restoration;

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Subsurface Investigation;

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Water and Wastewater Treatment;

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Engineering and Environmental Consulting;

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Environmental Permitting and Compliance; and

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Litigation Support.

Distribution Methods of the Products or Services

We do not advertise our services in any publications, and we rely primarily on past customers for repeat business, including large property management companies, wholesale fuel distributors and automobile dealers, among others, for referrals.   Most of our referrals come from two long standing clients; or three major commercial real estate management companies in California; or two health specialists to whom we pay commissions for referrals.

Typically, a client contacts us about an environmental related issue on a particular parcel of real property.  The client could be the property owner or lender, seeking information on whether there is an adverse environmental issue related to the real property, and if so, how it can be remediated; or a prospective purchaser of the particular parcel of real property or a governmental agency, seeking similar information.  We receive contacts on properties that have known contamination and those desiring to determine if there is any contamination.  If engaged, we develop an environmentally sound investigation to be conducted under our direction as a HAZ-MAT (a toxic material that is radioactive, flammable, explosive or  poisonous, among others, that would be a danger to life or to the environment if released without the necessary precautions) specialist contractor with a Licensed Professional Geologist on staff, like our President, William C. Lachmar.  Once the investigational strategy is developed, and we are engaged, necessary soil samples are taken and submitted by us to a California Certified Environmental Laboratory.

All field work that requires a drill rig is subcontracted, though some drill work can be hand drilled through the use of a rotor hammer, which is operated by Mr. Lachmar.

All chemicals required for our services are supplied by subcontractors and are readily available; we do not store any regulated chemicals or waste at our facilities; nor do we manufacture any such products.

We have no real suppliers of products other than some environmental hand held equipment that is competitively marketed by numerous distributors, and there is little chance that any equipment that is necessary to conduct our environmental services would not be available to rent or purchase.

Competitive Business Conditions and Our Competitive Position in the Industry and Methods of Competition

Our competitors include most large and well funded entities whose businesses and subsidiaries focus solely on the industries in which we operate.  In this respect, we are at a distinct disadvantage to these competitors.  Our services may be limited to smaller projects by reason of our limited financial resources and staff.  We believe our competitive position in this industry as a whole is not presently significant.

We also believe our fees for these services are usually lower than what the larger companies in this industry charge for similar services because of our lower overhead costs; and our lower costs for professional oversight, which is provided by our President, Mr. Lachmar.  With just one employee, who overseas our projects, the number of projects we can handle at one time is limited, based upon oversight requirements.

Our principal competitors are AECOM Technology Corporation, URS, Kleinfelter, Levine Fricke, CH2M Hill Companies, Ltd., The Reynolds Group and Geosyntec, most all of which are larger, well financed multinational publicly-held companies or are divisions or subsidiaries of large, well financed multinational companies.

Seasonal Nature of Our Business

The second quarter of our fiscal year (July 1 to September 30) is typically our strongest quarter. The U.S. federal government has historically authorized more work during the period preceding the end of its fiscal year, September 30. In addition, many U.S. state governments with fiscal years ending on June 30 have historically accelerated spending during the fiscal first quarter when new funding budgets become available.  There is no assurance that this trend will continue.

Insurance and Risk Management

Risk management is an integral part of our project management approach and our project execution process.  We maintain insurance covering professional liability and claims involving bodily injury and property damage, with a maximum of $1,000,000 per occurrence and $2,000,000 in the aggregate. We consider our present limits of coverage, deductibles and reserves to be more than adequate for our present business operations, based upon our assessment of the small number (one claim during the past two fiscal years and to the date hereof) of past claims made against us; this particular claim was resolved for approximately $2,800.  Wherever possible, we endeavor to eliminate or reduce the risk of loss on a project through the use of quality assurance/control, risk management, workplace safety and similar methods.  Our subcontractors are also all required to maintain adequate insurance on our projects.

Dependence on One or a Few Major Customers

During the six months ended September 30, 2012, services provided to two customers accounted for 71.6 % and 1 8.9 % of total revenues.  During the six months ended September 30, 2011, services provided to two customers accounted for 34.3 % and 25.4 % of total revenues.  As of September 30, 2012, one customer accounted for 100% of the accounts receivable balance.

During the fiscal year ended March 31, 2012, services provided to one customer accounted for 49.8% of total revenues.  During the year ended March 31, 2011, services provided to three customers accounted for 41.6%, 16.7% and 11.3% of total revenues.  As of March 31, 2011, three customers accounted for 53%, 19.8% and 19.6% of the accounts receivable balance.  Management believes the loss of these customers would not have a material impact on us.

See Note 2 of our financial statements, which accompany this Prospectus as Appendix F.

We have two main subcontractors that are almost always a part of any environmental services conducted by us, which are the drillers and sample analysis laboratories; however, there are numerous companies that provide these services, and we would always be able to subcontract these services to others because the drilling and sample analysis businesses are very competitive, along with the prices for these services.  We do not anticipate any adverse effect if our main subcontractors ceased operations.  There are many other subcontractors that would be available to provide these services.  Our current principal subcontractors are ASTECH Environmental Services, Inc., a drilling contractor, and Alpha Scientific Corporation, a laboratory analysis contractor.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts, including Duration

We are a California General Engineering, Construction and Hazardous Materials Contractor (License No. 920887).

We do not hold any patents; however, we have proprietary technology applications related to our hydrocarbon- indicating methods and technology (the “HI Technology”), which was developed and licensed by Mr. Lachmar to our predecessor parent, Geo Point Utah , and assigned to us on our formation on June 13, 2012.

The material terms of the License Agreement are as follows:

Mr. Lachmar granted to us an exclusive, world-wide license to use the HI Technology for commercial exploitation, including subleasing the HI Technology to other parties.

The intellectual property associated with the HI Technology, as well as any additional related intellectual property developed by Mr. Lachmar, is included within the scope of the license.  Currently, the intellectual property is maintained as trade secrets and protected by the confidentiality provisions of the License Agreement; however, any patents, trademarks or copyrights or applications therefor, related to the HI Technology, will also be included within the scope of the License Agreement.

Upon execution of the License Agreement, Geo Point Utah, the original licensee under the License Agreement, paid Mr. Lachmar a one-time license fee of $125,000.  Except as otherwise provided therein and as discussed below, the License Agreement is irrevocable.

Mr. Lachmar retained the right to exploit the Hi Technology and processes.

The License Agreement may be terminated by either party, subject to a 60-day notice period, upon a breach of the License Agreement that remains uncured during the notice period.

The License Agreement may be terminated by Mr. Lachmar in the event we become insolvent or unable to pay our debts as they come due, become the subject of a bankruptcy proceeding (voluntary or involuntary), other than a reorganization, or enter into a general assignment for the benefit of our creditors.

The HI Technology underlying the License Agreement, which is related to petroleum geology, has not been promoted to customers and requires substantial research and development of hydrocarbon-indicating methods and technology.  No funds were expended for research and development of the HI Technology during the fiscal years ended March 31, 2012, and 2011.   We intend to use our proprietary HI Technology, if we are successful in its further development and commercialization, to become a competitor in the oil and gas exploration services industry.

Following such research and development, as we enter the commercialization stage of the HI Technology development, we must acquire projects and business opportunities that build the credibility of the HI Technology and develop our ability to deliver quality oil and gas exploration prospect areas.  Substantial additional funding will be required for research and development respecting the efficacy of the HI Technology to locate oil and gas prospect areas.  It is estimated that approximately $15,000 will be needed for laboratory equipment to analyze attendant microwaves produced by the attendant process; and that an additional sum of approximately $80,000 will be needed for testing and software development for fast video processing boards.  Even then, assuming the HI Technology functions as hoped, the process to determine the best locations to drill for oil and gas will take about two years, after recording data and quantifying it, following the examination of zones or areas in oil and gas fields that are known to have oil and gas reserves.  The professional we had intended to utilize for our research and development of this technology has been and continues to be seriously ill.  We are attempting to find another person whom we believe has the qualifications necessary to assist in the research and development of this technology; however, with funding constraints, it is not anticipated that this research and development will begin in the near future.

Need for any Governmental Approval of Principal Products or Services

We have the necessary licenses and qualifications, singly or through our subcontractors, to conduct our business operations, without government approval, except to the extent of compliance with applicable governmental regulations related to our business, which are summarized below under the heading “Effect of Existing or Probable Governmental Regulations on Our Business,” below.

Effect of Existing or Probable Governmental Regulations on Our Business

Federal and State Law

We are regulated in a number of fields in which we operate.  In the United States, we deal with numerous U.S. and California state governmental agencies and entities, including the U.S. Environmental Protection Agency, the Carpenter-Presley-Tanner Hazardous Substance Account Act (the “California Superfund Act”), the Porter-Cologne Water Quality Control Act (the “California Water Control Act”) and CARB.  When working with these governmental agencies and entities, we must comply with laws and regulations relating to the formation, administration and performance of our contracts.

Risk assessment practices under these acts include the most current sound scientific methods for data evaluation, exposure assessment, toxicity assessment and risk characterization, documentation of all assumptions, methods, models and calculations used in the assessment including any health risk assessment.  These assessments generally include:

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Evaluation of risks posed by acutely toxic hazardous substances based on levels at which no known or anticipated adverse effects on health will occur, with an adequate margin of safety.

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Evaluation of risks posed by carcinogens or other hazardous substances that may cause chronic disease based on a level that does not pose any significant risk to health.

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Consideration of possible synergistic effects resulting from exposure to, or interaction with, two or more hazardous substances.

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Consideration of the effect of hazardous substances upon subgroups that comprise a meaningful portion of the general population, including, but not limited to, infants, children, pregnant women, the elderly, individuals with a history of serious illness, or other subpopulations, that are identifiable as being at greater risk of adverse health effects due to exposure to hazardous substances than the general population.

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Consideration of exposure and body burden level that alter physiological function or structure in a manner that may significantly increase the risk of illness and of exposure to hazardous substances in all media, including, but not limited to, exposures in drinking water, food, ambient and indoor air, and soil.

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If currently available scientific data is insufficient to determine the level of a hazardous substance at which no known or anticipated adverse effects on health will occur, with an adequate margin of safety, or the level that poses no significant risk to public health, the risk assessment prepared in conjunction with a response action taken or approved shall be based on the level that is protective of public health, with an adequate margin of safety.  This level shall be based exclusively on public health considerations; shall, to the extent scientific data are available, take into account the factors set forth; and shall be based on the most current principles, practices and methods used by public health professionals who are experienced practitioners in the fields of epidemiology, risk assessment, fate and transport analysis, and toxicology.

Compliance with federal, state and local laws enacted for the protection of the environment has to date had no significant effect on our capital expenditures, earnings or competitive position.  These costs are an integral part of the services that we provide.  In the future, compliance with environmental laws could materially adversely affect us. We will continue to monitor the impact of such laws on our business and will develop appropriate compliance programs.

Exchange Act

Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or “JOBS Act.”  As long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not an “emerging growth company,” like those applicable to a “smaller reporting company,” including, but not limited to, a scaled down description of our business in Securities and Exchange Commission filings; no requirements to include risk factors in Exchange Act filings; no requirement to include certain selected financial data and supplementary financial information in Securities and Exchange Commission filings; not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements that we file under the Exchange Act; no requirement for Sarbanes-Oxley Act Section 404(b) auditor attestations of internal control over financial reporting; and exemptions from the requirements of holding an annual nonbinding advisory vote on executive compensation and seeking nonbinding stockholder approval of any golden parachute payments not previously approved.  We are also only required to file audited financial statements for the previous two fiscal years when filing registration statements, together with reviewed financial statements of any applicable subsequent quarter.

We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”  We can remain an “emerging growth company” for up to five years.  We would cease to be an “emerging growth company” prior to such time if we have total annual gross revenues of $1 billion or more and when we become a “larger accelerated filer,” have a public float of $700 million or more or we issue more than $1 billion of non-convertible debt over a three-year period.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Smaller Reporting Company

We will become subject to the reporting requirements of Section 15(d) of the Exchange Act, subject to the disclosure requirements of Regulation S-K of the Securities and Exchange Commission, as a “smaller reporting company,” on the effective date of our Registration Statement.  The designation of being a “smaller reporting company” will relieve us of some of the more detailed informational requirements of Regulation S-K.  See the heading “Emerging Growth Company” directly above for a brief summary of some of the principal reduced requirements available to a “smaller reporting company.”

Sarbanes/Oxley Act

We will also become subject to the Sarbanes-Oxley Act of 2002.  The Sarbanes/Oxley Act created a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and strengthens auditor independence.  It also requires steps to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts;

creates guidelines for audit committee members’ appointment, compensation and oversight of the work of public companies’ auditors; management assessment of our internal controls; prohibits certain insider trading during pension fund blackout periods; requires companies and auditors to evaluate internal controls and procedures; and establishes a federal crime of securities fraud, among other provisions. Compliance with the requirements of the Sarbanes/Oxley Act will substantially increase our legal and accounting costs.

Exchange Act Reporting Requirements

Section 15(d) of the Exchange Act requires all companies that have filed a registration statement under the Securities Act to file annual reports on Form 10-K and quarterly reports on Form 10-Q with the Securities and Exchange Commission for a period of one year from the effective date of the Registration Statement, and we will be required to timely disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and bankruptcy) in a Current Report on Form 8-K. We intend to file a Form 8-A with the Securities and Exchange Commission before the expiration of this one year period so that we will become a “reporting issuer” under Section 13 of the Exchange Act.

Research and Development Costs During the Last Two Fiscal Years

We had no research and development costs during six months ended September 30, 2012, or our last two fiscal years ended March 31, 2012, and 2011.

Cost and Effects of Compliance with Environmental Laws

We do not maintain any hazardous chemicals on-site, and those chemicals we utilize in our remediation services are shipped directly to the impacted site from the supplier of chemicals, with all the proper manifests by a certified Hazardous Materials transporter.  These chemicals are available from a wide array of suppliers.

We neither store nor manufacture any materials that require us to maintain any federal, state or local permits.

Accordingly, the cost and effects of compliance with environmental laws on our business is negligible.

Employees

We have only one employee, Mr. Lachmar, our President; our services are primarily subcontracted, and are performed under the supervision of Mr. Lachmar, a Registered Geologist in the States of California and Texas.

PROPERTIES

Our facilities are located at 1306 E. Edinger Ace, #C, Santa Ana, California 92705.  Our telephone and facsimile numbers are, respectively, (714) 665-8777; and (714) 665-8778.  These facilities consist of approximately 800 square feet of office space, 2,000 square feet of work shop and 2,000 square feet of fenced and protected yard space, all leased on a month-to-month basis, for a total of $1,000 per month.  These facilities are shared with one of our suppliers of drilling and soil samples for our Environmental Division’s remediation business operations.

LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding.  To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against us.  No director, executive officer or “affiliate” of ours or owner of record or beneficially of more than 5% of our common stock is a party adverse to us or has a material interest adverse to us in any proceeding.

MARKET PRICE OF COMMON STOCK AND RELATED MATTERS

Market Information

We intend to seek public quotations of our common stock on the OTCBB or the OTC Markets, Inc. “Pink Sheets” and may request that a registered broker-dealer to conduct its required “due diligence” on us and our business operations and submit required documentation to FINRA during the review of our Registration Statement by the Securities and Exchange Commission and the Utah Division; however, no assurance can be given that any registered broker-dealer will agree to commence any “due diligence” review of us or file a Form 211 with FINRA prior to the effective date of our Registration Statement, or that if any such broker-dealer does make such a filing, that FINRA would review the Form 211 until our Registration Statement was effective.  We do not presently have any arrangement or understanding with any registered broker-dealer to file a Form 211 with FINRA to seek such quotations.  There is also no assurance that if any such public quotations of our common stock are granted, that any viable public trading market will result or become established, nor that these shares will become eligible for deposit with the DTC, the lack of which would make any market that may commence or develop be even less viable or liquid. We believe, based upon conversations with DTC, that we will have the same DTC eligibility as Geo Point Utah, “Full DTC Fast,” assuming that our Registration Statement is declared effective by the Securities and Exchange Commission and FINRA allows us to have our common stock quoted on the OTCBB or the OTC Markets, Inc. “Pink Sheets.”

For additional information about any public market that may commence on our common stock, see the caption “The Spin-Off,” beginning on p. 15 .

Shares Eligible for Future Sales

After completion of the spin-off, there will be approximately 30,065,000 Geo Point Nevada shares of its common stock outstanding, based upon the number of shares of Geo Point Utah’s common stock outstanding on the date of this Prospectus.  All of these shares will be freely transferable without restriction under the Securities Act except for shares that are owned by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, which includes Geo Point Nevada’s directors, executive officers and significant stockholders.  Shares of Geo Point Nevada’s common stock held by “affiliates” may not be sold unless they are registered under the Securities Act or are sold pursuant to an exemption from registration, including an exemption contained in Rule 144 under the Securities Act. The spin-off shares are being registered, and therefore, the holding period under Rule 144 is not applicable to the shares of Geo Point Nevada being received in the spin-off.  For further information on Rule 144 resale limitations in general and those specifically related to “affiliates,” see the heading “Rule 144,” which follows directly.  Gafur Kassymov, the Chairman of the Board of Directors of Geo Point Utah, will own 10,000,000 shares or approximately 33.3% of the outstanding common stock of Geo Point Nevada following the completion of the spin-off.  The sale of any of these shares could have a substantial adverse impact on any public market that develops for our shares; and the possibility of the sale of any of Mr. Kassymov’s shares could pose an adverse ceiling on the trading price of our shares.

Rule 144

The following is a summary the terms and provisions of Rule 144, which is modified in its entirety by reference to Rule 144, which can be accessed in the Securities and Exchange Commission website at www.sec.gov:

	Affiliate or Person Selling on Behalf of an Affiliate	Non-Affiliate (and has not been an Affiliate During the Prior Three Months)
Restricted Securities of Reporting Issuers

During six-month holding period – no resales under Rule 144 Permitted.

After Six-month holding period – may resell in accordance with all Rule 144 requirements including:

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Current public information,

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Volume limitations,

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Manner of sale requirements for equity securities, and

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Filing of Form 144.

During six- month holding period – no resales under Rule 144 permitted.

After six-month holding period but before one year – unlimited public resales under Rule 144 except that the current public information requirement still applies.

After one-year holding period – unlimited public resales under Rule 144; need not comply with any other Rule 144 requirements.

Restricted Securities of Non-Reporting Issuers

During one-year holding period – no resales under Rule 144 permitted.

After one-year holding period – may resell in accordance with all Rule 144 requirements including:

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Current public information,

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Volume limitations,

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Manner of sale requirements for equity securities, and

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Filing of Form 144.

During one-year holding period – no resales under Rule 144 permitted. After one-year holding period – unlimited public resales under Rule 144; need not comply with any other Rule 144 requirements.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an “affiliate,” who beneficially owns “restricted securities” of a “reporting company” may not sell these securities until the person has beneficially owned them for at least six months. Thereafter, “affiliates” may not sell within any three-month period a number of shares in excess of the greater of:  (i) 1% of the then outstanding shares of common stock as shown by the most recent report or statement published by the issuer; and (ii) the average weekly reported trading volume in such securities during the four preceding calendar weeks.

Sales under Rule 144 by Geo Point Nevada’s “affiliates” also will be subject to restrictions relating to manner of sale, notice and the availability of current public information about us and may be effected only through unsolicited brokers’ transactions.  For the purpose of determining whether Geo Point Nevada has the “current public information” publicly available as required for sales under Rule 144 by “affiliates,” Geo Point Nevada must have been subject to the reporting requirements of the Exchange Act for at least 90 days and then be “current” in all of its required annual and quarterly report filings.  To comply with this requirement, no “affiliate” can sell any of the Geo Point Nevada shares until the passage of 90 days from the effective date of this Registration Statement, and Geo Point Nevada must then be “current” in its required filings.

Persons not deemed to be Geo Point Nevada’s “affiliates” who have beneficially owned “restricted securities” for at least six months but for less than one year may sell these securities, provided that current public information about Geo Point Nevada is also publicly available.  After beneficially owning “restricted securities” for one year, Geo Point Nevada’s non-“affiliates” stockholders may engage in unlimited resales of such shares.

Neither “affiliates” nor non-“affiliates” need to comply with the holding period requirements of Rule 144 with respect to the shares of Geo Point Nevada received in the spin-off.

Shares received by Geo Point Nevada’s “affiliates” in the spin-off may be “controlled securities” rather than “restricted securities.”  “Controlled securities” are subject to the same volume limitations as “restricted securities” but also are not subject to holding period requirements.

No prediction can be made as to the effect, if any, that market sales of restricted or freely trading shares will have on the market price of its common stock prevailing from time to time. Nevertheless, sales of substantial amounts of common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for Geo Point Nevada’s common stock and could impair its future ability to raise capital through an offering of its equity securities.

Approximate Number of Stockholders

Following the spin-off, we will have approximately 158 stockholders of record.

Dividends

We have not declared any cash dividends with respect to our common stock, and do not intend to declare dividends in the foreseeable future.  Our dividend policy cannot be ascertained with any certainty at this time because of our potential lack of any profitable operations.  There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends.

Securities Authorized for Issuance under Equity Compensation Plans

We have no equity, incentive, pension or other compensatory plans that have or are presently contemplated to be adopted by our Board of Directors; however, we may adopt one or more of these equity compensation plans in the future to maintain or attract key personnel.

Recent Sales of Unregistered Securities

With the exception of the issuance of 1,000 shares of our common stock at inception to Geo Point Utah in consideration of the transfer of the Environmental and Engineering Divisions and the HI Technology License Agreement, subject to all liabilities and our indemnification of Geo Point Utah from and against all liabilities of our Environmental and Engineering Divisions, we have not issued any other shares of our common stock.  The Board Resolutions provided for the forward split of the initial 1,000 shares issued in a ratio that would be equal to the number of outstanding shares of Geo Point Utah so that the stock dividend of our common stock to Geo Point Utah’s stockholders would be on a one share for one share basis, or a total of 30,065,000 shares, based upon the number of outstanding shares of Geo Point Utah common stock on the date of this Prospectus.

The shares issued at our inception were issued pursuant to Section 4(2) of the Securities Act, which provides an exemption from the registration provisions of Section 5 of the Securities Act for “transactions by an issuer not involving a public offering.”  The Company is a Utah corporation.  Section 61-1-14(2)(i) of the Utah Uniform Securities Act exempts “an offer or sale of a preorganization certificate or subscription,” which is the method utilized by us in issuing our original shares to Geo Point Utah.

We have had no other transactions in our shares.

IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors and their respective ages, positions and biographical information are set forth below.

Name	Positions Held	Date of Election or Designation	Date of Termination or Resignation
William C. Lachmar	President Director and Treasurer	June 13, 2012	*
Jeffrey R. Brimhall	Secretary	June 13, 2012	*

*   Presently serve in the capacities indicated.

Background and Business Experience

William C. Lachmar.   Mr. Lachmar has served as the Manager of the Environmental and Engineering Divisions of Geo Point Utah since its inception in 1997; and served as its President and a director from its change from a business conducted by him as a “DBA” to a corporation in 2002, to his respective resignations from these positions on October 28, 2010, and March 29, 2010.  He also served as its CEO, CFO and Secretary from May 9, 2006, until his resignations on March 29, 2010 (as CEO and CFO) and August 14, 2007 (Secretary).  Mr. Lachmar’s duties as the Manager of the Environmental and Engineering Divisions’ day to day operations were all inclusive, and included customer relations, negotiation of contracts and prices of services, performance or overseeing the projects undertaken from beginning to completion, assurance of compliance with applicable laws, rules and regulations and the preparation of required reports, among other services.  Mr. Lachmar is a Licensed Professional Geologist, registered in both California and Texas, and is a member of the American Association of Petroleum Geologists; the Association of Ground Water Scientists and Engineers; the Society of Environmental Geoscientists; and the Houston Geological Society.  Mr. Lachmar received a B.S. in geology from the University of California at Los Angeles in 1979.  Mr. Lachmar is 56 years of age.

Jeffrey R. Brimhall.    Mr. Brimhall currently serves as our Secretary and is a director of Geo Point Utah and its Secretary.  He served as the CFO of Geo Point Utah from March 29, 2010, until December 14, 2010.  Mr. Brimhall is currently employed as a Financial Reporting Supervisor for Resolute Energy Corp., an NYSE listed company based in Denver, CO.  In that capacity, Mr. Brimhall is responsible for reviewing financial statements and performing variance analysis to present to management and the Board of Directors. He also assists in the preparation of Resolute Energy’s periodic reports to the Securities and Exchange Commission that are filed under the Exchange Act.  Mr. Brimhall has been with Resolute Energy since December, 2009.  From June 2007 to December 2009, Mr. Brimhall was employed with Hein & Associates, LLP, a certified public accounting firm in Denver, Colorado.  While with Hein & Associates, he served as both a Senior Auditor and an Audit Supervisor.  In those capacities, he was responsible for multiple audit engagements, reviewing financial statements and Exchange Act periodic reports filed with the Securities and Exchange Commission and researching technical accounting issues.  From August 2005, to June 2007, Mr. Brimhall was an Audit Associate with Grant Thornton LLP in Phoenix, Arizona.  As an Audit Associate, he participated in annual audits, quarterly reviews and SOX internal control testing for public companies. Mr. Brimhall earned a Bachelor’s of Science degree from Brigham Young University in 2005.  Mr. Brimhall received licensure as a Certified Public Accountant in 2008.  Mr. Brimhall is 31 years of age.

Key Employees

William C. Lachmar, in addition to be our President, Manager and sole director, is also the primary reason and contact person customers of the Environmental and Engineering Divisions transferred by Geo Point Utah to Geo Point Nevada refer business to or contract for business with these Divisions.  If Mr. Lachmar were to leave or otherwise become unavailable to manage the business operations of Geo Point Nevada for any other reason, it would seriously harm Geo Point Nevada’s current and future business prospects and operating results and financial condition.

Family Relationships

There are no family relationships between our directors and executive officers.

Involvement in Certain Legal Proceedings

During the past 10 years, neither Mr. Lachmar nor Mr. Brimhall: has filed a petition under federal bankruptcy laws or any state insolvency laws, nor had a receiver, fiscal agent or similar officer appointed by a court for either or any business either had an interest in or in which either was an executive officer at or within two years before the time of such filing; was convicted in a criminal proceeding or is named in a pending criminal proceeding (excluding traffic violations and other minor offenses); was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining either from any violations of any activity regulated by the Commodity Futures Trading Commission, FINRA or any other self regulatory agency, the Securities and Exchange Commission, the banking or savings and loan industries or the insurance industry or engaging in any type of business practice; or was found by a court of competent jurisdiction in a civil action by the Securities and Exchange Commission, the Commodity Future Trading Commission or other agency or person to have violated any federal or state securities, commodities, banking regulation or law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated.

Directorships in other Companies

William C. Lachmar served on the Board of Directors of Geo Point Utah from its inception as a corporation in 2002 until March 29, 2010.  Geo Point Utah became a “reporting issuer” under the Exchange Act in 2008.

Jeffrey R. Brimhall has served as a director of Geo Point Utah since March 29, 2010; and has served on the Board of Directors of Caspian Services, Inc., a “reporting issuer” under the Exchange Act, since 2010.

Promoters and Control Persons

William C. Lachmar founded the Environmental and Engineering Divisions’ business in 1997, conducting the business personally as a “DBA,” until its incorporation in 2002.  There are no other persons who may be deemed to be or have been our promoters or founders of Geo Point Utah or Geo Point Nevada.

Corporate Governance

Nominating Committee.  We have not established a Nominating Committee because we have only one director and two executive officers, and we believe that we are able to effectively manage the issues normally considered by a Nominating Committee.

If we do establish a Nominating Committee, we will disclose this change to our procedures in recommending nominees to our board of directors.

Audit Committee.  We have not established an Audit Committee because we have only one director and two executive officers and our business operations are conducted in one facility. We believe that we are able to effectively manage the issues normally considered by an Audit Committee.

If we do establish an Audit Committee, we will disclose this change to our procedures in recommending nominees to our board of directors.

Compensation Committee.  We have not established a Compensation Committee or committee performing similar functions.  We believe that we are able to effectively manage the issues normally considered by a Compensation Committee where we only have one employee, our President and Manager, William C. Lachmar, who is also our sole director.

Independence of Directors.  None of our directors are deemed to be independent directors.

EXECUTIVE COMPENSATION

Executive Officers and Directors

William C. Lachmar received compensation as the Manager of Geo Point Utah’s Environmental and Engineering Divisions of $7,500 during the six month period ended September 30, 2012; $30,000 during the fiscal year ended

March 31, 2012; and $20,353 during the fiscal year ended March 31, 2011.  We anticipate that Mr. Lachmar will receive approximately the same compensation that he was paid in fiscal 2012 by Geo Point Utah in fiscal 2013 for his service as our President and Manager.  Mr. Lachmar is the sole director of Geo Point Nevada, and it is not anticipated that he will receive any compensation for his services as a director.  Medical insurance was provided to Mr. Lachmar during the six month period ended September 30, 2012, and the fiscal years ended March 31, 2012, and 2011, respectively, of $1,758, $3,516 and $3,516.

Jeffrey R. Brimhall was not compensated for his services to Geo Point Utah as a director or as its Secretary in fiscal 2012 or fiscal 2011; and there are no present arrangements or understandings with Mr. Brimhall regarding payment of compensation for his services as our Secretary of Geo Point Nevada during fiscal 2013.

The following Summary Compensation Table reflects the aggregate executive compensation paid by Geo Point Nevada during the six month period ended September 30, 2012, and the last two fiscal years ended March 31, 2012, and 2011, and the position for which such compensation was paid:

Summary Compensation Table

Name and Principal Position (a)	Year or Period (b)	Salary * ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation ($) (h)	All Other * Compensation ($) (i)	Total * Earnings ($) (j)
William C. Lachmar, Manager	9 /30/12 3/31/12 3/31/11	$ 7,500 $30,000$20,353	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	$1,758 $3,516 $3,516	$7,500 $30,000 $20,353

*  All of this compensation was paid by Geo Point Utah.  This compensation covers the six month period ended September 30, 2012, and the two fiscal years ended March 31, 2012, and 2011.  Mr. Lachmar has served as the President and Treasurer of Geo Point Resources since June 13, 2012; however, his compensation was paid as the Manager of the Environmental and Engineering Divisions of Geo Point Utah until that date, and since that date, for Geo Point Resources, Geo Point Utah’s wholly-owned subsidiary.

Outstanding Equity Awards

We have no equity compensation or similar plans.  We may be required to adopt an equity compensation plan or similar incentive plan to attract and maintain our present management and such additional employees as our business operations may require.  We have no present plans or arrangements to do so.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 12, 2012, information concerning expected beneficial ownership of our common stock after giving effect to the spin-off by:

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Each person or entity known to us who will beneficially own more than five percent of the outstanding shares of Geo Point Nevada’s common stock;

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Each person who we currently know will be one of Geo Point Nevada’s directors or named executive officers at the time of the spin-off; and

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As a group, all persons who Geo Point Nevada currently knows will be Geo Point Nevada directors and executive officers at the time of the spin-off.

The following information:

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Gives effect to the spin-off as if it had occurred on December __ , 2012, on which date 30,065,000 shares of Geo Point Nevada common stock were outstanding; and

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Reflects a one for one (100%) ratio of one share of Geo Point Nevada common stock for every one share of Geo Point Utah on the record date (excluding ex-dividend date holders).

The actual number of shares of common stock outstanding as of the spin-off payment date may differ to the extent that new shares of Geo Point Utah common stock are issued or repurchased between December __ , 2012, and the record date .  If the number of outstanding shares of Geo Point Utah common stock increases to more than 30,065,000 shares as of the record date or decreases to less than 30,065,000 shares, the number of shares to be issued to the Geo Point Utah stockholders in connection with the spin-off will increase or decrease accordingly, while retaining the one for one pro rata ratio, and Geo Point Nevada will amend the Registration Statement of which this Prospectus is a part to increase the number of shares registered thereunder, provided, however, if the Registration Statement has been declared effective, a new registration statement would be required to be filed with the Securities and Exchange Commission and the State of Utah to register the additional shares.  It is not anticipated that any additional shares of Geo Point Utah will be issued or that any shares of Geo Point Nevada will be repurchased prior to the record date.

Based on information furnished to us or on filings made under the Exchange Act by or on behalf of such person or entity, except as otherwise indicated in the footnotes below, Geo Point Nevada believes that each person or entity has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s or entity’s name. Beneficial ownership is determined in accordance with the General Rules and Regulations of the Securities and Exchange Commission and generally attributes beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to such shares. Except as otherwise noted below, the address for each person listed in the following table is 2319 Foothill Drive, Suite 160, Salt Lake City, Utah 84109, with the exception of Mr. Lachmar, whose address is 1306 E. Edinger Ace, #C, Santa Ana, California 92705.

The following table summarizes certain information with respect to the beneficial ownership of Geo Point Nevada’s shares, immediately after the spin-off:

Name of Beneficial Owner (1),(2) and (3)	Amount and Nature of Beneficial Ownership	Owner %	Late Reports
10% Stockholders:
Gafur Kassymov(2)	10,000,000	33.3%
Directors:
William C. Lachmar	0	0	0
Executive Officers:
William C. Lachmar, Chief Executive Officer	0	0	0
Jeffrey R. Brimhall, Secretary(2)	0	0	0
All directors and executive officers as a group (two persons)	0	0	0
All Other Shareholders	20,065,000	66.7%
Total Shares in Issue	30,065,000	100.0%
(1)	The address of each director and officer is c/o Geo Point Technologies, Inc., 2319 Foothill Drive, Suite 160, Salt Lake City, Utah 84109.
(2)	Gafur Kassymov is the President and a director and Chairman of the Board of Geo Point Utah, and the General Director of Sinur.
(3)

Jeffrey T. Jensen, who is the President and a director of Geo Point Utah, owns 16,000 shares of Geo Point Utah and assuming he retains these shares, will receive 16,000 shares of Geo Point Nevada in the spin-off dividend,

CAPITALIZATION

The following sets forth the capitalization of Geo Point Nevada as of the date of this Prospectus, and  such capitalization conforms with that contained in the financial statements of Geo Point Nevada that accompany this Prospectus:

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100,000,000 shares of one mill ($0.001) par value common stock authorized, with 1,000 outstanding all held by Geo Point Utah, subject to board resolutions to forward split these outstanding shares to an amount equal to the outstanding number of shares of Geo Point Utah so that the spin-off will be on a one for one share basis, or to 30,065,000 shares as of the date hereof.

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10,000,000 shares of one mill ($0.001) par value preferred stock, with such rights and preferences as the Board of Directors may determine.  As of the date hereof, there are no outstanding shares of preferred stock.

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Upon completion of the spin–off, Geo Point Nevada expects to have 30,065,000 shares of common stock outstanding.

DESCRIPTION OF CAPITAL STOCK

Geo Point Nevada was incorporated on June 13, 2012 in the State of Nevada.  Copies of its Articles of Incorporation and Bylaws have been filed as Exhibits to the Registration Statement of which this Prospectus forms a part. The following information reflects Geo Point Nevada’s Articles of Incorporation and Bylaws as these documents will be in effect at the time of the consummation of the spin-off.

Authorized Capital Stock

Geo Point Nevada’s authorized capital stock consists of 110,000,000 shares, all of which have a par value of one mill ($0.001) per share.  Of the total shares, 100,000,000 are designated as common stock, and 10,000,000 are designated as preferred stock.  Immediately following the spin-off, Geo Point Nevada will have approximately 30,065,000 shares of common stock issued and outstanding, based upon the number of common shares of Geo Point Utah outstanding as of  December 12, 2012.  As of the date of the Prospectus, Geo Point Nevada has no outstanding shares of preferred stock, and we do not expect that any such shares will be outstanding at the time that the spin-off is completed.

Common Stock of Geo Point Nevada and Geo Point Utah

The holders of Geo Point Nevada and Geo Point Utah common stock (the “companies”) have equal rights, powers and privileges.

Voting Rights.  The holders of the companies’ common stock will be entitled to one vote for each share held, on all matters voted on by the companies’ stockholders, including elections of directors. The companies’ Articles of Incorporation do not provide for cumulative voting in the election of directors. Generally, all matters to be voted on by the companies’ stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock present or represented by proxy.

Dividends.  Holders of the companies’ common stock are entitled to receive dividends as, when and if dividends are declared by the respective Boards of Directors out of assets legally available for the payment of dividends.  It is not the current expectation of either of the companies to pay dividends.

Liquidation.  In the event of a liquidation, dissolution or winding up of the companies’ respective affairs, whether voluntary or involuntary, after payment of liabilities and obligations to creditors, the remaining assets will be distributed ratably among the holders of shares of common stock on a per share basis.  If there exist any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either case, the affected company would need to pay the applicable distribution to its holders of preferred stock before distributions are paid to the holders of the associated common stock.

Rights and preferences.  Their respective shares of common stock have no preemptive, redemption, conversion or subscription rights. The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that may be designated and issued in the future.

Preferred Stock of Geo Point Nevada

Geo Point Nevada’s Articles of Incorporation provide that its Board of Directors has the authority, without action by the stockholders, to designate and issue up to 10,000,000 shares of preferred stock in one or more classes or series and to fix the powers, rights, preferences and privileges of each class or series of preferred stock, including but not limited to, the number of shares of each class or series; the stated or par value, if different; dividends, if any, and related priorities; voting rights, if any; conversion or exchange privileges, if any; redemption rights, if any; whether to establish a sinking fund for redemption or purchase and the amount of any such sinking fund; benefits that may set conditions or limit our ability to incur debt, issue additional shares, declare dividends or purchase our shares; the rights, if any, in the event of involuntary liquidation, dissolution or winding up of our company; and any other rights determined by the Board of Directors to be in the best interests of the corporation and its stockholders.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the 78.751 of the Nevada Revised Statutes, a corporation has the power to indemnify any person who is made a party to any civil, criminal, administrative or investigative proceeding, other than an action by or in the right of the corporation, by reason of the fact that such person was a director, officer, employee or agent of the corporation, against expenses, including reasonable attorneys’ fees, judgments, fines and amounts paid in settlement of any such actions; provided, however, in any criminal proceeding, the indemnified person shall have had no reason to believe the conduct committed was unlawful.

Articles of Incorporation

Article XI of our Articles of Incorporation provides:

“The Corporation shall, to the fullest extent permitted by the GCLN, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.”

Bylaws

Our Bylaws also grant us similar powers of indemnification, including the right to obtain insurance to cover director and officers and other indemnified persons.

The “GCLN” refers to the General Corporation Law of the State of Nevada.  The provisions in our Articles of Incorporation and our Bylaws are consistent with Section 78.751 of the General Corporation Law of the State of Nevada.

TRANSFER AGENT AND REGISTRAR

Interwest Transfer Company Inc., 1981 East Murray-Holladay Road, Salt Lake City, Utah  84117 (Telephone:  801-272-9294), will be the transfer agent and registrar for the common stock of both Geo Point Nevada and Geo Point Utah following the completion of the spin-off.

RELATIONSHIP BETWEEN GEO POINT NEVADA

AND GEO POINT UTAH FOLLOWING THE SPIN-OFF

The specific terms and conditions of the spin-off are governed by a Separation Agreement between Geo Point Nevada and Geo Point Utah.  In addition, Geo Point Nevada and Geo Point Utah have entered into a Tax Matters Agreement in connection with the spin-off.

The material terms of the respective Agreements are described below.  Copies of these Agreements have been filed as Exhibits to the Registration Statement of which this Prospectus forms a part, and the summaries of these documents that follow are qualified in their entirety by reference to the full text of these documents, which are incorporated by reference into this Prospectus.

Arrangement s Between Geo Point Nevada and Geo Point Utah Relating to the Spin-Off

Separation Agreement

This Separation Agreement sets forth the agreements between Geo Point Nevada and Geo Point Utah with respect to the principal corporate transactions required to effect the spin-off, and a number of other agreements governing the relationship between Geo Point Nevada and Geo Point Utah following the spin-off; it was entered into on October 23, 2012.  The Separation Agreement also provides for the transfer to Geo Point Nevada of all of the assets and liabilities relating to its business, which was approved by the Geo Point Utah Board of Directors on June 13, 2012, on Geo Point Utah’s formation. However, these companies will only complete the spin-off if specified conditions are met. These conditions include:

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The transfer to Geo Point Nevada of all of the assets and liabilities attributable to its business;

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The Securities and Exchange Commission and the State of Utah declaring effective the Registration Statement of which this Prospectus forms a part;

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Receipt of material consents and approvals (no material consents remain to be obtained); and

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The absence of any injunction or similar order preventing the consummation of the spin-off.

  No other event or circumstance is anticipated to occur that would change the timing or the terms of the spin-off.  However, in the event of any such occurrence, the decision to effectuate or to abandon the spin-off will be in the sole discretion of Geo Point Utah’s Board of Directors.  In the event of a material change in the terms or the manner of the spin-off, we will file a pre-effective amendment to our Registration Statement of which this Prospectus is a part.  If there is such a change following the effective date of the Registration Statement, we will be required to file a new registration statement with the Securities and Exchange Commission to register any such additional shares.  We do not anticipate any event that will result in abandoning the spin-off, unless the Board of Directors of Geo Point Utah determines that the time, management resources and costs make it more reasonable to dispose of Geo Point Nevada by sale or otherwise; or if the Utah Division does not grant Geo Point Nevada an effective date on its coordinated filing of this Registration Statement with the Utah Division, or if Geo Point Utah determines to issue the dividend in a spin-off of “restricted securities,” and the Utah Division does not grant Geo Point Utah an exemption from the registration requirements of the Utah Uniform Securities Act to effect the dividend, which is considered to be an “offer or sale” of a security under the Utah Uniform Securities Act because Geo Point Utah is not the “issuer” of the dividend of the Geo Point Nevada shares of common stock to be issued in the spin-off.  See the heading “Registration Statement and Coordinated Filing with the Utah Division,” p. 15.

The material terms of the Separation Agreement are:

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The parties will take all action necessary to effect the transfer of all of the assets, subject to all liabilities, that were utilized by Geo Point Utah in its Environmental and Engineering Divisions, including certain operating cash resources maintained for these operations, along with the License Agreement for the hydrocarbon-indicating technology that was previously assigned by Mr. Lachmar to Geo Point Utah.

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Geo Point Utah will maintain ownership of all other assets not conveyed to Geo Point Nevada.

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The parties will cooperate in transferring or obtaining all required consents, licenses and the like required for Geo Point Nevada to conduct the business operations formerly conducted by Geo Point Utah through these Divisions.

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All necessary governmental action required to effect the spin-off shall be taken in a commercially reasonable manner by the parties.

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Geo Point Utah shall pay all expenses of the spin-off and make all required stockholder mailings or governmental filings with the aid and assistance of Geo Point Nevada.

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The parties will cooperate in all respects concerning business and accounting records and stock transfer records as may be applicable to the spin-off or the transferred Divisions and the License Agreement and any applicable accounting issues.

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The determination of liabilities and related assumptions of liabilities shall be calculated as of the spin-off date or record date and each party shall be responsible for its own liabilities and actions from that point forward, though the transfer of assets by Geo Point Utah to Geo Point Nevada provides for assumption of all liabilities of these Divisions as of June 13, 2012, and the indemnification of Geo Point Utah from and against all such liabilities of these Divisions at that date.

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Each party shall indemnify and hold the other harmless from and against any failure to comply with its obligations, including, the payment or discharge of any liability of their respective businesses prior to or after the spin-off date or failure of management oversight of their respective businesses, among other rights.  The indemnification shall be for a period of six years from the date of the Separation Agreement or October 23, 2018, which period is the statute of limitations on obligations founded on a written agreement in the State of Utah.

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The parties have agreed to resolve any dispute by mediation in accordance with the Conflict Prevention & Resolution (“CPR”) Institute for Dispute Resolution Model Procedure for Mediation of Business Disputes in effect on the date of the Separation Agreement.

We are unable to determine an exact dollar amount of the liabilities that Geo Point Nevada will assume under the Separation Agreement, but estimate it will be approximately $97,032 as of September 30, 2012.

In addition, the Separation Agreement also includes operating principles that will govern Geo Point Nevada’s and Geo Point Utah’s conduct concerning, and use of, specified instruments and other technologies currently utilized by one or both of Geo Point Nevada and Geo Point Utah.

Tax Matters Arrangement

The Tax Matters Agreement was entered into on October 23, 2012, between Geo Point Nevada and Geo Point Utah for the purpose of completing the spin-off of Geo Point Nevada, and will govern Geo Point Nevada’s and Geo Point Utah’s respective rights, responsibilities and obligations after the spin-off with respect to taxes.  Below is a summary of the material terms of the agreement, including the provisions relating to indemnification of each party:

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Geo Point Utah will have the responsibility of filing all consolidated tax returns required or necessary on the Divisions or other assets and operations conveyed to Geo Point Nevada to the spin-off date or record date, and thereafter, each party will be responsible for its respective tax return filings and the right to any refunds.

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Geo Point Utah shall have the final determination of allocations and preparation and other decisions with respect to all pre-spin-off date or record date tax returns, including the manner of preparation, how any item is reported, whether extension will be sought or obtained, any available elections, whether claims for refunds will be made, whether refunds will be paid or credited against any liability and whether to retain outside firms to prepare the tax returns.

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Geo Point Utah shall be liable for all taxes of Geo Point Nevada prior to the spin-off date or record date, while Geo Point Nevada will be similarly liable for all taxes following the spin-off date or record date.

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Apportionment of certain property taxes and exemptions may be made as of the spin-off date or record date.

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There shall be an accounting provided by the parties for any claim made against the other for taxes related to obligations under the Agreement.

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Each shall be responsible to the other for any act or omission respecting the spin-off or that is inconsistent with any tax opinion or supplemental tax opinion obtained, any acquisition of stock or assets of either or any issuances of stock by either.

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Each shall be liable for their respective portion of any exchange taxes incurred in the spin-off.

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There are mutual indemnification provisions related to the covenants and obligations of each to the other , for the six year period indicated above in the discussion of the Separation Agreement .

APPLICATION OF PROCEEDS

Since no money is being raised in this spin-off, no Application of Proceeds is here presented.

CHANGES IN AND DISAGREEMENTS WITH

ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During Geo Point Nevada’s two most recent fiscal years and since then, no independent accountant who was previously engaged as the principal accountant to audit Geo Point Utah’s or Geo Point Nevada’s financial statements, or any independent accountant who was previously engaged to audit a significant subsidiary and on whom the principal accountant expressed reliance in its report, has resigned (or indicated it has declined to stand for re-election after the completion of the current audit) or was dismissed.

ABSENCE OF PUBLIC MARKET AND DIVIDEND POLICY

Public Market

Geo Point Utah, which currently has approximately 158 common stockholders, will remain a “reporting issuer” under Section 13 of the Exchange Act after this spin-off.  There is a limited public trading market on the OTCBB for the shares of Geo Point Utah (OTCBB:GNNC).  The completion of the spin-off will not have any effect on the number of Geo Point Utah shares held by each Geo Point Utah stockholder.

While not currently a “reporting issuer” under the Exchange Act, Geo Point Nevada will become a Section 15(d) “reporting issuer” because of the filing and effectiveness of the Registration Statement of which this Prospectus forms a part.  Moreover, we believe that this registered spin-off and associated reporting status will permit Geo Point Nevada to qualify its shares for quotation on the OTCBB or other secondary markets for which Geo Point Nevada’s common stock may then qualify.  See the headings “Risk Factors, p. 8 , and “Market for Common Stock and Related Matters, p. 26.  Geo Point Nevada intends to apply for quotations of its common stock on the OTCBB or the OTC Markets, Inc. “Pink Sheets,” but we cannot assure you when or if we will be successful in this regard or that any established public market will develop for Geo Point Nevada’s shares.

Dividend Policy

Short-term or long-term operations prospects may not result in a profit for Geo Point Utah or Geo Point Nevada.  Therefore, neither is likely to pay immediate dividends and an investment in Geo Point Nevada is thus not suitable for investors seeking current income for financial or tax planning purposes.  Future dividends will be paid at the sole discretion of the respective Boards of Directors of Geo Point Utah and Geo Point Nevada.

DETERMINATION OF OFFERING PRICE

The computation of the “Proposed Maximum Offering Price Per Share” was computed by dividing the book value of the Geo Point Nevada common stock by the 30,065,000 shares that are to be spun-off to the Geo Point Nevada stockholders and the “Proposed Maximum Aggregate Offering Price” was determined by the aggregate book value of the Geo Point Nevada common stock on September 30, 2012, the end of its most recent six months ended and for which unaudited quarter financial statements are included in Appendix F of this Prospectus, along with the audited financial statements of Geo Point Nevada for the fiscal years ended March 31, 2012, and 2011.

DILUTION

The percentage of equity that the stockholders of Geo Point Utah will beneficially own immediately before and after the completion of the spin-off will remain unchanged.  The spin-off is designed to have no impact on the ownership interest of Geo Point Utah’s stockholders immediately before and after the spin-off is completed.  In addition, each such stockholder will hold the same percentage of equity in Geo Point Nevada at the completion of the spin-off that he/she/it then holds in Geo Point Utah.

LEGAL MATTERS

The validity of shares being offered by this Prospectus will be passed upon by Leonard W. Burningham, Esq., a licensed, practicing attorney and member of the Utah Bar Association, whose office address is 455 East 500 South, Suite 205, Salt Lake City, Utah 84111.

INTEREST OF NAMED EXPERTS AND COUNSEL

The financial statements included in this Prospectus and in the Registration Statement have been audited (or reviewed [unaudited, six months ended September 30, 2012, and 2011, and audited, fiscal years ended March 31, 2012, and 2011]) by Hansen Barnett & Maxwell, P.C., an independent registered public accounting firm, to the extent and for the periods set forth in their report, appearing as Appendix F to this Prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

No expert named in the Registration Statement of which this Prospectus is a part as having prepared or certified any part thereof (or who is named as having prepared or certified a report or valuation for use in connection with the Registration Statement) or counsel for the Registrant named in this Prospectus as having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of such securities was employed for such purpose on a contingent basis, or at the time of such preparation, certification or opinion or at any time thereafter, had or is to receive in connection with the offering a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries or was connected with the Registrant or any of its parents or subsidiaries as a promoter, managing underwriter (or any principal underwriter, if there are no managing underwriters) voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the provisions described under the heading “Indemnification of Directors and Officers,” p. 35 , the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

Geo Point Nevada has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 under the Securities Act with respect to the shares of Geo Point Nevada common stock being registered hereunder. This Prospectus, which forms a part of the Registration Statement, does not contain all the information included in the Registration Statement and the exhibits thereto, to which reference is hereby made. You should refer to the Registration Statement, including its exhibits and schedules, for further information about Geo Point Utah, its common stock and the Geo Point Nevada stock being spun-off pursuant to this Prospectus.

From and after the effective date of the spin-off, Geo Point Nevada will become subject to the informational requirements of the Exchange Act.  Accordingly, we will file annual, quarterly and other reports and other information with the Securities and Exchange Commission.  Geo Point Utah is also required to file annual quarterly and other information with the Securities and Exchange Commission, and such reports and other information may contain important information about us.  For so long as Geo Point Nevada has been operating as a wholly-owned subsidiary of Geo Point Utah and previously since Geo Point Utah became a “reporting issuer” under the Exchange Act in 2008, the results of Geo Point Utah’s operations have been included in Geo Point Utah’s consolidated financial statements. You may read and copy the Registration Statement and the reports and other information that Geo Point Nevada may in the future file or those of Geo Point Utah at the Securities and Exchange Commission’s Public Reference Room located at Station Place, 100 F Street, N.E., Washington D.C. 20549.  You may also receive copies of these documents upon payment of a duplicating fee, by writing to the Securities and Exchange Commission’s Public Reference Room. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room.  Geo Point Nevada’s future Securities and Exchange Commission filings will also be available to the public from commercial document retrieval services and at the Internet world-wide website maintained by the Securities and Exchange Commission at www.sec.gov.  Please note that information included in Geo Point Nevada’s website does not form a part of this Prospectus.

No person is authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized.  Neither the delivery of this Prospectus nor any distribution of securities made hereunder shall imply that there has been no change in the information set forth herein or in Geo Point Nevada’s affairs since the date hereof.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

Year Ended March 31, 2012, Compared to Year Ended March 31, 2011

During the fiscal year ended March 31, 2012, we had sales of $126,459, compared to $135,370 for the fiscal year ended March 31, 2011, a decrease of $8,911 or 6.58%.  Cost of sales for the fiscal year ended March 31, 2012, was $38,099, compared to $35,206 for the previous fiscal year, an increase of $2,893 or 8.22%.  Gross profit decreased to $88,360 of 69.87% of sales for the fiscal year ended March 31, 2012, compared to $100,164 or 73.4% of sales during the fiscal year ended March 31, 2011.  Revenues and gross profit were relatively consistent between the years due to the continued pressure placed on the construction industry in Southern California due to pricing competition and the limited amount of capital available to smaller businesses to which we generally provide our services.

General and administrative expenses during the fiscal year ended March 31, 2012, were $163,198, compared to $227,061, during the fiscal year ended March 31, 2011, a decrease of $63,863 or 28.13%.   The decrease in general and administrative expenses was directly related to the decrease in professional and consulting fees incurred by us prior to our acquisition by our former parent, Geo Point Utah.  Subsequent to the acquisition, these costs were shared by us and Geo Point Utah’s Kazakhstan operations.

During the year ended March 31, 2011, we collected receivables in the amount of 27,500 that had been deemed uncollectible, with $0 collected in 2012.

Six Months Ended September 30, 2012, Compared to the Six Months Ended September 30, 2011

During the six month period ended September 30, 2012, we had sales of $116,497, compared to $60,802 for the six months period ended September 30, 2011, an increase of $55,695 or 91.6%.  Cost of sales for the six months ended September 30, 2012, was $21,235, compared to $12,903 for the six month period ended September 30, 2011, an increase of $8,332 or 64.6%.  Gross profit increased to $95,262 or 81.8% of sales for the six month period ended September 30, 2012, compared to $47,899 or 78.8% of sales for the six month period ended September 30, 2011.  Revenues and gross profit increased significantly during the six month period ended September 30, 2012, due primarily to completion of a project that resulted in the recognition of sales of $43,118.  In addition, during the six month period ended September 30, 2012, we have seen an increase in the need for our services due to increased activity in the construction industry in Southern California.  However, we are continuing to see significant pressure on fees within our industry due to competition.  Due to our overall low cost structure, we believe our ability to provide our services at a lower cost than most competitors, which is resulting in a greater level of bid acceptance.

General and administrative expenses during the six month period ended September 30, 2012, were $95,412, compared to $107,209, during the six month period ended September 30, 2011, a decrease of $11,797 or 11.0%.  General and administrative expenses remained relatively consistent during both periods due to no significant changes to our operations.

Liquidity

Current assets at March 31, 2012, included $35,169 in cash, $500 in accounts receivable, net of allowance for bad debt, and $1,900 in prepaid expenses and other current assets for total current assets of $37,569, a decrease of $79,940 from total current assets of $117,509 at March 31, 2011.  Current assets at September 30, 2012, included cash of $27,429, $43,618 in accounts receivable, net of allowance for bad debt, and $5,216 in prepaid expenses and other current assets, for total current assets of $76,263.

At March 31, 2012, we had a negative working capital of $38,680, as compared to positive working capital of $21,125 at March 31, 2011.  At September 30, 2012, we had a positive working capital of $1,498.  The positive working capital is a result of an increase in accounts receivable and accounts payable remaining relatively consistent.

Capital Resources

During the fiscal year fiscal year ended March 31, 2012, operating activities used net cash of $48,811, as compared to $51,660 in net cash used for the fiscal year ended March 31, 2011, or a decrease of 5.51%.  During the six month period ended September 30, 2012, operating activities used net cash of $49,777, compared to $31,138 net cash used in the six month period ended September 30, 2011, or an increase of 59.85%.  For the fiscal years ended March 31, 2012, and 2011, and the six month period ended September 30, 2011, the net cash used by operating activities was mainly driven by our net loss.  For the six month period ended September 30, 2012, the net cash used by operating activities was a result of the significant increase in our accounts receivable balance due to the increase in sales in September, 2012, which we were not able to collect prior to quarter end.  We funded operations during the fiscal year ended March 31, 2012, and the six month period ended September 30, 2012, primarily through operations, the use of cash on hand,  the collection of accounts receivable, which were outstanding as of March 31, 2011, and capital contributions from our former parent, Geo Point Utah.

Net cash used in investing activities increased to $9,038 for the fiscal year ended March 31, 2012, versus $0 for the fiscal year ended March 31, 2011.  For the six months ended September 30, 2012, the net cash used by investing was $1,163 compared to $7,805 for the six month period ended September 30, 2011.  All of the investing activities were purchases of property and equipment.  We continue to only purchase capital equipment on an as needed basis.

During the fiscal year ended March 31, 2012, financing activities provided $572, as compared to $22,258 in cash provided for the fiscal year ended March 31, 2011.  The financing was provided by a line of credit in 2011, which was paid back in 2012 and subsequently closed.  There was also a capital contribution of $22,830 from our former parent, Geo Point Utah, in the fiscal year ended 2012, the proceeds of which were used for operations.  During the six month period ended September 30, 2012, we received cash from financing activities of $43,200, all coming from capital contributions from our former parent, Geo Point Utah, as compared to $1,828 used in financing activities for the six month period ended September 30, 2011, of which $22,258 related to paying off our line of credit and capital contributions of $20,430.

We intend to fund future operations for the next 12 months through cash flows generated from operations, current cash on hand and the collection of accounts receivable.  These contributions are expected to satisfy amounts in accounts payable and potentially be used for operations.  If these cash flows are not sufficient to fund operations, we may be required to raise capital through either a debt or equity financing.  Currently, we cannot provide assurance that such financing will be available to us on favorable terms, or at all.  If, after utilizing the existing sources of capital available to us, further capital needs are identified and if we are not successful in obtaining the required financing, we may be forced to curtail our existing or planned future operations.  We believe our plans will enable us to continue our current operations for a period in excess of one year from the date of our most recent balance sheet.

Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements during the quarter ended September 30, 2012, or the fiscal years ended March 31, 2012, and 2011.

FINANCIAL STATEMENTS

Please find our unaudited financial statements for six months ended September 30, 2012 and 2011, and our audited financial statements for the fiscal years ended March 31, 2012, and 2011, which are attached hereto and incorporated herein as Appendix F.

GEO POINT RESOURCES, INC.

FINANCIAL STATEMENTS

Geo Point Resources, Inc.

INDEX TO FINANCIAL STATEMENTS

Financial Statements of Geo Point Resources, Inc.

Report of Independent Registered Public Accounting Firm	F-3

Balance Sheets as of September 30, 2012, March 31, 2012 and 2011	F-4

Statements of Operations for the Six Months Ended September 30, 2012 and 2011, and the Years Ended March 31, 2012 and 2011	F-5

Statements of Shareholders’ Equity for the Years Ended March 31, 2011
and 2012 and the Six Months Ended September 30, 2012	F-6

Statements of Cash Flows for the Six Months Ended September 30, 2012 and 2011, and the Years Ended March 31, 2012 and 2011	F-7

Notes to the Financial Statements	F-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Shareholders

Geo Point Technologies, Inc.

We have audited the accompanying balance sheets of Geo Point Resources, Inc. (the “Company”) as of March 31, 2012 and 2011, and the related statements of operations, shareholders’ equity and cash flows for each of the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Geo Point Resources, Inc. as of March 31, 2012 and 2011, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the financial statements and as discussed in Note 2 to the financial statements, the Company has incurred significant losses and negative cash flows from operating activities, has negative working capital and an accumulated deficit, and is dependent on additional debt or equity financing in order to continue its operations. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah

October 19, 2012

Geo Point Re s ources, Inc.

Balance Sheets

	September 30, 2012	March 31, 2012	March 31, 2011
	(Unaudited)
ASSETS
Current Assets
Cash	$ 27,429	$ 35,169	$ 92,446
Accounts receivable, net of allowance for bad debt of $1,805, $1,805 and $1,805, respectively	43,618	500	20,453
Prepaid expenses and other current assets	5,216	1,900	4,610
Total Current Assets	76,263	37,569	117,509
Furniture and equipment, net of accumulated depreciation of $50,815, $49,815 and $45,315, respectively	6,563	7,400	2,362
Other assets	1,000	1,000	1,000
Total Assets	$ 83,826	$ 45,969	$ 120,871

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued liabilities	$ 74,765	$ 76,249	$ 74,116
Line of credit	-	-	22,258
Total Current Liabilities	74,765	76,249	96,374

Shareholders’ Equity (Deficit)
Common stock - $0.001 par value; 100,000,000 shares authorized; 30,065,000, 30,065,000 and 30,065,000 shares issued and outstanding, respectively	30,065	30,065	30,065
Additional paid-in capital	285,915	242,715	219,885
Accumulated deficit	(306,919)	(303,060)	(225,453)
Total Shareholders' Equity (Deficit)	9,061	(30,280)	24,497
Total Liabilities and Shareholders’ Equity (Deficit)	$ 83,826	$ 45,969	$ 120,871

The accompanying notes are an integral part of the financial statements.

F-4

Geo Point Resources, Inc.

Statements of Operations

	For the Six Months Ended September 30,		For the Year Ended March 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited)

Sales	$ 116,497	$ 60,802	$ 126,459	$ 135,370
Cost of Sales	21,235	12,903	38,099	35,206
Gross Profit	95,262	47,899	88,360	100,164
Operating Expenses
General and administrative	95,412	107,209	163,198	227,061
Total Operating Expenses	95,412	107,209	163,198	227,061
Operating Loss	(150)	(59,310)	(74,838)	(126,897)
Collection of receivable deemed uncollectible	-	-	-	27,500
Other income (expense)	(3,600)	(400)	(2,769)	(1,693)
Loss before provision for income taxes	(3,750)	(59,710)	(77,607)	(101,090)
Provision for income taxes	109	800	-	-
Net Loss	$ (3,859)	$ (60,510)	$ (77,607)	$ (101,090)
Basic and dilutive loss per share	$ (0.00)	$ (0.00)	$ (0.00)	$ (0.00)
Basic and dilutive weighted average common shares outstanding	30,065,000	30,065,000	30,065,000	30,065,000

The accompanying notes are an integral part of the financial statements.

Geo Point Resources, Inc.

Statements of Shareholders’ Equity (Deficit)

For the Year Ended March 31, 2011 and 2012 and the Six Months Ended September 30, 2012

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Number of Shares	Amount
Balance, March 31, 2010	30,065,000	$ 30,065	$ 219,885	$ (124,363)	$ 125,587

Net loss	-	-	-	(101,090)	(101,090)
Balance, March 31, 2011	30,065,000	30,065	219,885	(225,453)	24,497

Capital contributed by former parent company	-	-	22,830	-	22,830
Net loss	-	-	-	(77,607)	(77,607)
Balance, March 31, 2012	30,065,000	30,065	242,715	(303,060)	(30,280)

Capital contributed by former parent company	-	-	43,200	-	43,200
Net loss (unaudited)	-	-	-	(3,859)	(3,849)
Balance at September 30, 2012 (unaudited)	30,065,000	$ 30,065	$ 285,915	$ (306,919)	$ 9,061

The accompanying notes are an integral part of the financial statements.

Geo Point Resources, Inc.

Statements of Cash Flows

	For the Six Months Ended September 30,		For the Year Ended March 31,
	2012	2011	2012	2011
	(unaudited )	(unaudited)
Cash Flows from Operating Activities:
Net loss	$ (3,859)	$ (60,510)	$ (77,607)	$ (101,090)
Adjustments to reconcile net loss to net cash from operating activities
Depreciation	2,000	2,000	4,000	6,000
Changes in assets and liabilities:
Accounts receivable	(43,118)	19,453	19,953	40,397
Prepaid expenses and other current assets	(3,316)	2,776	2,710	(4,610)
Accounts payable and accrued liabilities	(1,484)	5,143	2,133	7,643
Net Cash Used in Operating Activities	(49,777)	(31,138)	(48,811)	(51,660)

Cash Flows from Investing Activities:
Purchase of property and equipment	(1,163)	(7,805)	(9,038)	-
Net Cash Used in Investing Activities	(1,163)	(7,805)	(9,038)	-

Cash Flows from Financing Activities:
Capital contribution from former parent company	43,200	20,430	22,830	-
Net proceeds from (payments on) line of credit	-	(22,258)	(22,258)	22,258
Cash Flows Provided by (Used in) Financing Activities	43,200	(1,828)	572	22,258

Net Change in Cash	(7,740)	(40,771)	(57,277)	(29,402)
Cash at Beginning of Period	35,169	92,446	92,446	121,848
Cash at End of Period	$ 27,429	$ 51,675	$ 35,169	$ 92,446

Supplement Disclosure of Cash Flow Information:
Cash paid for interest	$ -	$ 400	$ 1,893	$ 370
Cash paid for income taxes	$ -	$ -	$ -	$ -

The accompanying notes are an integral part of the financial statements.

GEO POINT RESOURCES, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BUSINESS

On September 13, 2012, the Board of Directors of Geo Point Technologies, Inc. ("GPT"), approved a stock dividend that will result in a spin-off ("Spin-Off") of Geo Point Resources, Inc. (the "Company") common stock to the GPT stockholders, pro rata, on the record date. Prior to the Spin-Off, the Company was a wholly-owned subsidiary of the GPT, was incorporated on September 13, 2012, comprising all of our Environmental and Engineering Divisions’ assets, business, operations, rights or otherwise, along with our “Hydrocarbon Identification Technology” License Agreement with William C. Lachmar dated January 31, 2008.  The Spin-Off is expected to have a record date that will be 10 days from the effective date of its registration statement to be filed with the Securities and Exchange Commission (the “SEC”) to effect the Spin-Off (the “Record Date”).  GPT will retain and focus its efforts on their oil refining operations in Karatau, Kazakhstan.

The Spin-Off will be pro rata, effected through a stock dividend, based on a one (1) for one (1) ratio of the only class of outstanding securities of GPT, common stock, amounting to 30,065,000 shares; no change in this number of GPT's outstanding shares is expected to occur prior to the Record Date. Each GPT stockholder at the close of business on the Record Date will receive one (1) share of the Company's common stock for every one (1) share of the GPT held.

The financial statements included herein are those of the Company based on their historical basis since the Spin-Off was due to entities under common control. All operations presented herein represent the environmental and engineering division of GPT. See GPT's 8-K filed on October 30, 2012 in which contains additional information regarding the Spin-Off and pro-forma information.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements

The accompanying unaudited interim financial statements have been prepared by the Company pursuant to the rules and regulations of the United States Securities and Exchange Commission.  The accompanying balance sheet as of September 30, 2012, and the statements of operations and comprehensive income, and cash flows for the six months ended September 30, 2012 and 2011, are unaudited.  The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations, and cash flows for such periods.  The financial data and other information disclosed in these notes to the financial statements related to the six-month periods are unaudited.  The results of the six months ended September 30, 2012, are not necessarily indicative of the results to be expected for the year ending March 31, 2013, any other interim period, or any other future year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes to financial statements.  Actual results could differ from those estimates.  Significant estimates made by management include allowance for doubtful accounts and the useful life of property and equipment.

Fair Value of Financial Instruments

On April 1, 2008, the Company adopted the accounting guidance under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820-10, Fair Value Measurements, as well as certain related FASB staff positions.  This guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact business and considers assumptions that marketplace participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.

The guidance also establishes a fair value hierarchy for measurements of fair value as follows:

•

Level 1 –

quoted market prices in active markets for identical assets or liabilities.

•

Level 2 –

inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•

Level 3 –

unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As of September 30, 2012, March 31, 2012 and 2011, the Company did not have Level 1, 2, or 3 financial assets, nor did it have any financial liabilities.  Financial instruments consist of cash, accounts receivable, and payables.  The fair value of financial instruments approximated their carrying values as of September 30, 2012, March 31, 2012 and 2011, due to the short-term nature of these items.

Concentration of Credit Risks and Customer Concentrations

During the six months ended September 30, 2012, services provided to two customers accounted for 71.6% and 18.9% of total revenues.  During the six months ended September 30, 2011, services provided to two customers accounted for 34.3% and 25.4% of total revenues.  As of September 30, 2012, one customer accounted for 100% of the accounts receivable balance.

During the year ended March 31, 2012, services provided to one customer accounted for 49.8% of total revenues.  During the year ended March 31, 2011, services provided to three customers accounted for 41.6%, 16.7% and 11.3% of total revenues.  As of March 31, 2011, three customers accounted for 53.0%, 19.8% and 19.6% of the accounts receivable balance.  Management believes the loss of these customers would not have a material impact on the Company.

Cash and Cash Equivalents

Cash and short-term investments with an original maturity of six months or less are considered to be cash and cash equivalents.  At September 30, 2012, March 31, 2012 and 2011, the Company did not have any cash deposits in excess of FDIC limits.

Allowances for Doubtful Accounts

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of the Company’s customers to make required payments.  The Company considers the following factors when determining if collection of a fee is reasonably assured: customer creditworthiness and past transaction history with the customer, if the Company has no previous experience with the customer, the Company typically requests retainers or obtains financial information sufficient to extend the credit.  If these factors do not indicate collection is reasonably assured, revenue is deferred until collection becomes reasonably assured, which is generally upon receipt of cash.  If the financial condition of the Company’s customers deteriorates, additional allowances are made.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization.  Major additions and improvements are capitalized, while minor equipment as well as repairs and maintenance costs are expensed when incurred.  Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets.  Computers, other office equipment, and furniture are depreciated over a period of six to seven years.  Vehicles are depreciated over five years.

On retirement or disposition of property and equipment, the cost and related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

Impairment of Long Lived Assets

The Company evaluates the recoverability of the carrying amount of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of any asset may not be fully recoverable.  If circumstances require that a long-lived asset be tested for possible impairment, the Company compares the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset.  If the carrying amount of the long-lived asset is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value based on a discounted cash flow analysis. As of September 30, 2012, March 31, 2012 and 2011, impairments are not present.

Revenue Recognition

The Company recognizes revenue when it is realized and earned.  The Company considers revenue realized or realizable and earned when: (1) it has persuasive evidence of an arrangement; (2) services have been rendered and are invoiced; (3) the price is fixed or determinable; and (4) collectibility is reasonably assured.

The Company’s primary source of revenue has been in its environmental division, providing historical site data searches, preliminary investigation and drilling, site characterization modeling, regulatory agency liaison, and full environmental clean-ups using such methods as vapor extraction, air sparging, bio-remediation, ORC (Oxygen Release Compound) and HRC (Hydrogen Release Compound) injection treatment, air stripping, and ionic exchange.  Revenues from providing historical site data searches, preliminary investigation and drilling, site characterization modeling, regulatory agency liaison, and full environmental clean-ups using such methods as vapor extraction, air sparging, bio-remediation, ORC (Oxygen Release Compound) and HRC (Hydrogen Release Compound) injection treatment, air stripping, and ionic exchange are recognized over the period of services being performed.  The Company also has operations associated with the oil and gas segment that have limited activity and have not yet generated revenues.  All revenues are reported inclusive of shipping and handling costs billed and exclusive of any taxes billed to customers, if any.  Shipping and handling costs incurred, if any, are reported in cost of products sold.

Research and Development

Research and development is primarily related to developing and improving methods to detect oil and gas reserves.  Research and development expenses are expensed when incurred.

Income Taxes

The asset and liability approach is used to recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities.  Tax law and rate changes are reflected in income in the period such changes are enacted.  The Company records a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized.  The Company includes interest and penalties related to income taxes, including unrecognized tax benefits, within the provision for income taxes.  The Company believes it has appropriate support for the income tax positions taken and to be taken on future income tax returns.

Income taxes are not presented within these financial statements as prior the Spin-Off, the Company's operations were included in a consolidated tax return. The net losses included within those returns, are not available to the Company. In addition, due to the net loss position of GPT there is no income tax which should have been allocated to the Company.

Basic and Diluted Loss per Common Share

Basic loss per share is calculated by dividing net loss by the weighted average common shares outstanding during the period.  Diluted loss per share reflects the potential dilution to basic earnings per share that could occur upon conversion or exercise of securities, options, or other such items to common shares using the treasury stock method, based upon the weighted average fair value of the Company’s common shares during the period.  As of September 30, 2012, March 31, 2012 and 2011, the Company did not have any dilutive securities.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, net of accumulated depreciation, and are comprised of the following at September 30, 2012, March 31, 2012 and 2011:

	September 30, 2012	March 31, 2012	March 31, 2011
	(unaudited)

Computers and equipment	$ 35,488	$ 34,325	$ 32,727
Vehicles	22,890	22,890	15,390
Total	58,378	57,215	48,177
Less: accumulated depreciation	(51,815)	(49,815)	(45,815)
Net Value	$ 6,563	$ 7,400	$ 2,362

Depreciation expense for the six months ended September 30, 2012 and 2011, the years ended March 31, 2012 and 2011, was $2,000, $2,000, $4,000 and $6,000, respectively.

NOTE 4 – LINE OF CREDIT

In August 2010, the Company drew $50,000 from a line of credit already in place with a bank.  At March 31, 2011, the line of credit accrued interest at 5.50% per annum and had no amounts available.  The line of credit was unsecured, but is guaranteed by GPT’s former Chief Executive Officer.  As of March 31, 2011, the line of credit balance of $22,258 was in default and reflected as a current liability.  The Company satisfied the balance of the line of credit during the year ended March 31, 2012. Upon satisfaction of the line of credit it was cancelled.

NOTE 5 – STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

Under the Company’s articles of incorporation, the board of directors is authorized, without stockholder action, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the number of shares and rights, preferences, and limitations of each series.  Among the specific matters that may be determined by the board of directors are the dividend rate, the redemption price, if any, conversion rights, if any, the amount payable in the event of any voluntary liquidation or dissolution, and voting rights, if any.  If the Company offers preferred stock, the specific designations and rights will be described in amended articles of incorporation.

Capital Contributed by the Former Parent

During the six months ended September 30, 2012 and the year ended March 31, 2012, GPT contributed $43,200 and $22,830, respectively, to the Company for use in operations. The contributions do not require repayment and thus are reflected as additional paid in capital.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution *

The expenses relating to the registration of the securities will be borne by the Registrant. Such expenses are estimated to be as follows: The following table sets forth an itemized statement of all cash expenses in connection with the issuance and distribution of the securities being registered:

SEC registration fee*	$500
Blue sky fees and expenses*	300
Printing and related expenses*	1,500
Legal fees*	37,500
Accounting fees and expenses	25,000
Transfer Agent fees	2,200
Miscellaneous	1,500
TOTAL	$68,500

*	Estimated

Item 14. Indemnification of Directors and Officers

The Registrant is prohibited from indemnifying its “affiliates” for liabilities resulting from violations or alleged violations of the Securities Act or any state securities laws in connection with the issuance or sale of the shares of common stock, except in the case of successful defense of an action in which such violations are alleged, and then only if a court approves such indemnification after being appraised of relevant regulatory positions on indemnification.  See the caption “Disclosure of Commission Position on Indemnification for Securities Act Liabilities,” p. 39, of the Prospectus.

Under Section 78.751 of the Nevada Revised Statutes, a corporation has the power to indemnify any person who is made a party to any civil, criminal, administrative or investigative proceeding, other than an action by or in the right of the corporation, by reason of the fact that such person was a director, officer, employee or agent of the corporation, against expenses, including reasonable attorneys’ fees, judgments, fines and amounts paid in settlement of any such actions; provided, however, in any criminal proceeding, the indemnified person shall have had no reason to believe the conduct committed was unlawful.

Section 78.751 of the Nevada Revised Statutes provides that each corporation shall have the following powers regarding indemnification:

(1)  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership,  joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection  with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed  to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2)  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with  the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in  or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity of such expenses as the court deems proper.

(3)  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

(4)  Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made:

(a)  By the stockholders;

(b)  By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(c)  If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

(d)  The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the  corporation.  The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

(5)  The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)  Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5,  may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause  of action.

(b)  Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Articles of Incorporation

Article XI of our Articles of Incorporation provides:

“The Corporation shall, to the fullest extent permitted by the GCLN, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.”

Bylaws

Our Bylaws also grant us similar powers of indemnification, including the right to obtain insurance to cover director and officer and other indemnified persons.

The “GCLN” refers to the General Corporation Law of the State of Nevada.  The provisions in our Articles of Incorporation and our Bylaws are consistent with Section 78.751 of the General Corporation Law of the State of Nevada.

The foregoing summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the Articles of Incorporation and the Bylaws of the Registrant and the common shares of Geo Point Nevada that will be spun-off pursuant to the Registration Statement.

Item 15.                 Recent Sales of Unregistered Shares

At its inception on June 13, 2012, the Registrant issued 1,000 “unregistered” and “restricted” shares of its common stock to its parent, Geo Point Technologies, Inc., a Utah corporation.  The Registrant has not issued any other shares of common stock or any preferred stock and at no time has it issued options and/or warrants to anyone.  These shares were issued pursuant to an exemption from registration under the Securities Act provided under Section 4(2) thereof, for offerings of securities not involving a public offering.

Item 16.                 Index to Appendix

(a)(1)	Index to Financial Statements -- Included in Prospectus
(a)(2)	Included Separately from Prospectus: Consent of Independent Registered Public Accountants. (See Exhibit 23.2 below.)

Other than the Financial Data Schedule, no schedules are included for the reason that all required information is contained in the financial statements included in the Prospectus.

(b)           Financial Statement Schedules.  Schedules not listed above have been omitted because the information to be set forth therein is not material, not applicable or is shown in the financial statements or notes thereto.

(c)           Exhibits:

Exhibit 3.1 - Articles of Incorporation*
Exhibit 3.2 – Bylaws*
Exhibit 5 - Opinion of Leonard W. Burningham, Esq., regarding the legality of the securities being offered
Exhibit 10.1 - License Agreement*
Exhibit 10.2 - Separation Agreement Exhibit A - List of Assigned Assets Exhibit B - Tax Matters Agreement
Exhibit 23.1 - Consent of Counsel ( See Opinion of Leonard W. Burningham, Esq.)
Exhibit 23.2 - Consent of Independent Registered Public Accountant Firm (Hansen, Barnett & Maxwell, P.C.)

*

Previously filed with our original S-1 filing with the Securities and Exchange Commission on October 24, 2012

Item 17.

Undertakings

A.	Certificates:

B.	Undertakings:

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the “Securities Act”), each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement, shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The Registrant hereby undertakes that for determining liability under the Securities Act, to treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

C.	Request for Acceleration of Effective Date

The Registrant may elect to request acceleration of the effective date of the Registration Statement under Rule 461 of the Securities Act.

D.	Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

E.	Liability to Any Purchase in Initial Distribution of Securities

Registrant undertakes that in a primary offering of its securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to have offered or sold such securities to such purchaser:

(i)	Any Preliminary Prospectus or Prospectus of the Registrant relating to the Offering required to be filed pursuant to Rule 424 under the Securities Act;
(ii)	Any free writing Prospectus relating to the Offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)	The portion of any other free writing Prospectus relating to the Offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and
(iv)	Any other communication that constitutes an offer in the Offering made by the Registrant to the purchaser.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the City of Santa Ana, California, on the 13th day of December, 2012.

GEO POINT RESOURCES, INC.

Date: December 13, 2012	By:	/s/ William C. Lachmar
William C. Lachmar
President, CEO , Treasurer and Sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on the dates indicated.

Date: December 13, 2012	By:	/s/ William C. Lachmar
William C. Lachmar
President, CEO, Treasurer and Sole Director

Date: December 13, 2012	By:	/s/Jeffrey R. Brimhall
Jeffrey R. Brimhall
Secretary